                           SCHEDULE 14A INFORMATION

 Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of
                            1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement            [_]  Confidential, for Use of the
                                                 Commission Only (as Permitted
                                                 by Rule 14a-6(e)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                             The McClatchy Company
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     (2) Form, Schedule or Registration Statement No.:

     (3) Filing Party:

     (4) Date Filed:

Notes:

                             THE McCLATCHY COMPANY
                                 2100 Q Street
                             Sacramento, CA 95816

                                                                  March 30, 2001

To our Shareholders:

          I am pleased to invite you to attend the annual meeting of shareholders of The McClatchy Company on Wednesday, May 16, 2001 at 9:00 a.m. in the Vizcaya Pavilion, located at 2019 21/st/ Street, Sacramento, California 95818.

          At this year's meeting, you are being asked to: (i) elect Directors for the coming year; (ii) approve and ratify McClatchy's Amended and Restated 1994 Stock Option Plan; (iii) approve and ratify McClatchy's 2001 Director Option Plan; and (iv) ratify the appointment of McClatchy's independent auditors. The notice of meeting and proxy statement that follow this letter describes these items in detail. Please take the time to read these materials carefully.

          Your Board of Directors unanimously believes that the four items proposed by the Board are in the best interests of McClatchy and its shareholders, and recommends that you vote in favor of the proposals.

          In addition to these items of business, at the meeting I will report to you on McClatchy's operations and results, respond to comments and answer questions of general interest to shareholders.

          Whether or not you plan to attend the meeting, it is important that your shares be represented. Even if you plan to attend the meeting in person, please complete, date, sign and return the enclosed proxy to ensure that your shares will be represented at the meeting. If you attend the meeting, you may withdraw your proxy and vote in person. Shareholders who hold their shares in "street" name may vote via the internet or telephone by following the instructions on the voting form received from their broker or bank.

          Thank you.

                                    Sincerely,

                                    /s/ Gary Pruitt
                                    -------------------------------------
                                    Gary Pruitt
                                    President and Chief Executive Officer

                             THE McCLATCHY COMPANY
                                 2100 Q Street
                             Sacramento, CA 95816

                  NOTICE OF ANNUAL MEETING OF SHAREHOLDERS OF
                             THE McCLATCHY COMPANY
                            TO BE HELD MAY 16, 2001

To our Shareholders:

          The annual meeting of shareholders of The McClatchy Company will be held in the Vizcaya Pavilion, 2019 21/st/ Street, Sacramento, California 95818, on Wednesday, May 16, 2001, at 9:00 a.m. local time, for the following purposes:

               1.   The election of Directors;
               2. For the approval and ratification of the Amended and Restated 1994 Stock Option Plan;
               3. For the approval and ratification of the 2001 Directors Option Plan;
               4. For the ratification of Deloitte & Touche LLP as McClatchy's independent auditors for the 2001 fiscal year; and
               5. To transact such other business as may properly come before the meeting.

          The Board of Directors has chosen March 19, 2001, as the "record date" to identify those shareholders who are entitled to notice of the Annual Meeting and to vote at the meeting. A list of those shareholders will be available at the meeting and for ten days prior to the meeting at McClatchy's corporate offices, 2100 Q Street, Sacramento, California. This notice, the attached proxy statement and the enclosed proxy card for the meeting are first being mailed to shareholders on or about March 30, 2001.

                              By Order of the Board of Directors

                              /s/ Karole Morgan-Prager
                              -----------------------------------------
                              Karole Morgan-Prager, Corporate Secretary

March 30, 2001

                            YOUR VOTE IS IMPORTANT!

          WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE COMPLETE, DATE, ENCLOSED PROXY IN THE ENCLOSED REPLY ENVELOPE. THE SUBMISSION OF YOUR PROXY WILL NOT LIMIT YOUR RIGHT TO ATTEND OR VOTE AT THE MEETING.

                             THE McCLATCHY COMPANY
                                 2100 Q Street
                         Sacramento, California 95816

                             ____________________

                                PROXY STATEMENT
                             ____________________

          The Board of Directors is sending you this Proxy Statement and soliciting your proxy. This proxy statement explains the matters to be considered and acted upon at the Annual Meeting of Shareholders on May 16, 2001 and how to vote your shares. This proxy statement and the accompanying proxy card are first being mailed to shareholders on or about March 30, 2001.

                      GENERAL INFORMATION FOR SHAREHOLDERS

          As a shareholder of McClatchy, you can be represented at the Annual Meeting and have your shares voted as you direct by means of the enclosed proxy card. For shares of McClatchy that a shareholder beneficially owns and holds in "street" name through a broker or bank, the shareholder may vote by completing and returning the voting form provided by their broker or bank or via the internet or by telephone through their broker or bank, if such a service is provided. To vote via the internet or by telephone, the shareholder should follow the voting instructions on the form provided by their broker or bank. Votes submitted electronically via the internet or by telephone must be received by 12:00 a.m. Pacific Time on May 16, 2001. When you sign the proxy card or submit your proxy over the internet or by telephone, you name Gary Pruitt and Karole Morgan-Prager as your proxy holders. They will vote your shares (and all of the shares of McClatchy stock represented by every properly signed and returned proxy card) at the Annual Meeting as you direct.

          You specify your voting choices by marking the appropriate boxes on the proxy card or by making similar selections if submitting your proxy over the internet or by telephone. If you don't specify your voting choices, your proxy
holders will vote your shares as recommended by the Board of Directors.   The
recommendations of the Board of Directors are set forth in this proxy statement.

          Submission of your proxy also authorizes the proxy holders to vote your shares on any matters that may be properly presented for action at the Annual Meeting if McClatchy had notice of the matter on or before February 7, 2001.

 YOU MUST RETURN A PROPERLY SIGNED PROXY TO AUTHORIZE THE PROXY HOLDERS TO VOTE
                                  YOUR SHARES.

          The Board of Directors encourages you to submit your proxy even if you plan to attend the Annual Meeting. You may revoke your proxy at any time before it is voted at the Annual Meeting. If you attend the Annual Meeting and wish to vote in person, your completed ballot at the Annual Meeting will cancel any proxy that you previously submitted.

                      OUTSTANDING SHARES AND VOTING RIGHTS

          Shareholders of record on March 19, 2001 are entitled to vote at the Annual Meeting. On that day, there were 18,156,566 shares of McClatchy Class A Common Stock and 27,199,955 shares of McClatchy Class B Common Stock outstanding. Each share of Class A Common Stock is entitled to one vote in the election of the four Class A directors, no vote in the election of the ten Class B directors and one-tenth of a vote on all other matters presented at the meeting. Each share of Class B Common Stock is entitled to one vote in the election of the ten Class B directors, no vote in the election of the four Class A directors and one vote on all other matters presented at the meeting.

          Election of the Class A and Class B directors will be by plurality of the votes cast by each respective class. Other proposals are approved if the number of votes cast in favor of the proposal exceeds the number of votes cast against the proposal.

          If you indicate "withhold authority to vote" for any nominee on your proxy card, your vote will not count either for or against the election of the nominee. If you abstain from voting in connection with the proposal to approve and ratify the Amended and Restated 1994 Stock Option Plan, approve and ratify the 2001 Director Option Plan or ratify the selection of independent auditors, it has the same effect as if you voted against the proposal. Abstentions will be counted in determining whether a quorum is present.

          Under the New York Stock Exchange's current rules, if your broker holds your shares in "street" name, the broker may vote your shares (i) for the election of the Class A nominees and (ii) for the ratification of the selection of the independent auditors, even if it does not receive instructions from you. However, if your broker does not return your proxy for the election of a nominee for director, the non-vote will not count either for or against the nominee. Likewise, if your broker does not return your proxy for the proposal to ratify the selection of our independent auditors, that non-vote will have no effect on the outcome of the proposal. Your broker may not vote your shares for the approval and ratification of the Amended and Restated 1994 Stock Option Plan or for the approval and ratification of the 2001 Director Option Plan, if it does not receive instructions from you. Broker non-votes will be counted in determining whether a quorum is present.

                           COST OF SOLICITING PROXIES

          The cost of this proxy solicitation will be borne by McClatchy. McClatchy will reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation material to McClatchy shareholders. Employees of McClatchy and its subsidiaries may also solicit proxies personally and by telephone. The expense for this would be nominal.

                             ELECTION OF DIRECTORS
                             (Item 1 on Proxy Card)

          McClatchy's Restated Certificate of Incorporation provides that the holders of Class A Common Stock have the right as a class to elect 25% of McClatchy's directors, or the nearest larger whole number, but no vote with respect to the election of the other directors. The holders of the Class B Common Stock have the right to elect the remaining directors. At the Annual Meeting, four Class A Directors will be elected by the Class A shareholders and ten Class B Directors will be elected by the Class B shareholders.

          Your shares will be voted, unless authority is withheld on your proxy card, for the election of the four nominees for Class A Directors named below if you are a Class A shareholder and for the election of the ten nominees for Class B Directors named below if you are a Class B shareholder. Each nominee is presently a Director of McClatchy. The Directors elected will serve for the ensuing year and until their successors are elected or appointed and qualified or until their earlier resignation or removal. If any Director nominee is unable or declines to serve as a director at the time of the Meeting, the Board may, by resolution, provide for a lesser number of Directors or designate a substitute Director to fill the vacancy.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" EACH OF THE NOMINEES.

Nominees for Class A Directors

          Elizabeth Ballantine, 52, has been a Director of McClatchy since March
1998.   Prior to joining the Board, Ms. Ballantine was a director of Cowles
Media Company, a position she had held since 1993. Since 1999, Ms. Ballantine has been president of EBA Associates, a consulting firm. From 1993 to 1999 she was an attorney in the Washington, D.C. law firm of Dickstein, Shapiro, Morin and Oshinsky LLP. From 1990 until 1993, she worked as a private consultant advising clients on international business investments. Ms. Ballantine has also been an Adjunct Professor of History with The George Washington University since August 1991.

          Leroy Barnes, Jr., 49, has been a Director of McClatchy since September 2000. Mr. Barnes is Vice President and Treasurer of The Gap, Inc., a position he has held since 1997. From 1985 to 1997, Mr. Barnes was an executive at Pacific Telesis Group, the diversified telecommunications parent company of Pacific Bell, where he held positions as Assistant Treasurer, Division General Manager, and Vice President and Chief Financial Officer of PacTel Corporation, Pacific Telesis' unregulated subsidiary. He also served as Chief Financial Officer of U.C. Press, the international publishing subsidiary of the University of California, from 1979 to 1985; as a Management Consultant at Touche Ross & Co. from 1978 to 1979, and as Assistant Director of Admissions at Stanford University from 1974 to 1976. Mr. Barnes is the former Chairman of the Board of The California Endowment and a member of the boards of directors of Children Now and the Head-Royce School. He also served as a financial consultant to the United States Departments of Treasury, Defense and Agriculture during the 1990's.

          S. Donley Ritchey, 67, has been a Director of McClatchy since July 1985. He retired from Lucky Stores in 1986, where he was chief executive officer and chairman of its board of directors. Mr. Ritchey currently is a director of SBC Communications, Inc., De La Salle Institute and The John Muir/Mt. Diablo Health System, and is managing partner of Alpine Partners, a family investment general partnership.

          Maggie Wilderotter, 46, has been a Director of McClatchy since January 2001. She has served as President, Chief Executive Officer and a director of Wink Communications, Inc., since 1997. From 1995 to 1997, Ms. Wilderotter was the Executive Vice President of National Operations and Chief Executive Officer of the Aviation Communications Division of AT&T Wireless Services, Inc., a provider of wireless communications services in the United States and a wholly owned subsidiary of AT&T Corporation. Prior to her tenure at AT&T Wireless, Ms. Wilderotter was Senior Vice President of McCaw Cellular Communications, Inc. from 1991 to 1995 and Regional President of the California/Nevada/Hawaii Region. McCaw became AT&T Wireless upon AT&T's acquisition of McCaw. Ms. Wilderotter serves as a director on the boards of directors of Airborne Freight Corporation, Gaylord Entertainment Co., American Tower Corp., The California Chamber of Commerce, California Cable Television Association, Allied Riser Community Corporation, Women in Cable and Telecommunications, and Electric Lightwave. Ms. Wilderotter is also a member of the Board of Trustees of the College of the Holy Cross and the Walter Kaitz Foundation.

Nominees for Class B Directors

          William K. Coblentz, 78, has been a Director of McClatchy since March 1979. He is a senior partner in the San Francisco law firm of Coblentz, Patch, Duffy & Bass. He was a member of the board of directors of Pacific Telesis Group from 1976 to 1992 and is a member of the board of directors of The Central Valley Foundation, the Public Policy Institute of California and the Koret Foundation. From 1964 through 1980 Mr. Coblentz was a member of the University of California Board of Regents and was its chairman for two years.

          Molly Maloney Evangelisti,/1/ 48, has been a Director of McClatchy since July 1995. She worked in various capacities for The Sacramento Bee from October 1978 to December 1996, including the oversight of special projects for The Sacramento Bee.

          Larry Jinks, 72, has been a Director of McClatchy since July 1995. He spent 37 years with Knight Newspapers and Knight-Ridder, Inc., and, during that time, he served as managing editor of The Miami Herald from 1966 to 1972, as executive editor of The Miami Herald from 1972 to 1976, as editor of the San Jose Mercury News from 1977 to 1981, as a corporate officer of Knight-Ridder from 1981 to 1989, and as publisher of the San Jose Mercury News from 1989 to 1994. He is a former member of the executive committee of The Newspaper Management Center at Northwestern University and former chairman of the Knight Foundation's Journalism Advisory Committee.

          Joan F. Lane, 72, has been a Director of McClatchy since March 1989. She is currently a Special Assistant to the Board of Trustees and to the President of Stanford University. She has served on the board of directors of The James Irvine Foundation since 1990. She served on the board of directors of The Brown Group,

__________________________
/1/ James B. McClatchy and William Ellery McClatchy are brothers. Kevin S. McClatchy is their nephew and Molly Maloney Evangelisti is their cousin.

Inc. from 1985 to 1996, and as a trustee of the San Francisco Foundation from 1984 to November 1991. From 1982 to 1992, Mrs. Lane served as Special Assistant to the Dean of the School of Humanities and Sciences of Stanford University. She was a member of the board of trustees of Smith College from 1978 to 1985, and chairman of that board from 1982 to 1985.

          James B. McClatchy,/1/ 80, is Publisher of McClatchy, having been elected to that position in July 1987. He served as the Chairman of the Board of Directors from April 1989 to May 1995 and from August 1980 to July 1987. Mr. McClatchy was a Director of McClatchy from 1943 through 1965, was again elected a Director in March 1976 and has served in that capacity since that time. He is a former owner and publisher of several weekly newspapers in California and Nevada. He is a board member and past president of the Inter-American Press Association, past president and director of the French American International School, and a director and president of The Central Valley Foundation. He is also a member of the board of directors of Valley Vision.

          Kevin S. McClatchy,/1/ 38, has been a Director of McClatchy since September 1998. He has been the Managing General Partner and Chief Executive Officer of the Pittsburgh Pirates major league baseball team since 1996. From 1994 to 1995 he was President of the Northern California Sports Development Group and The Modesto A's, a minor league baseball team. He was Sales Director for The Newspaper Network, Inc. from 1993 to 1994, Advertising Director at the Amador Ledger-Dispatch from 1992 to 1993 and sales representative for The Sacramento Bee from 1990 to 1992.

          William Ellery McClatchy,/1/ 77, has been a Director of McClatchy since March 1976 and Assistant Secretary since August 1980.

          Erwin Potts, 68, has been the Chairman of the Board of Directors of McClatchy since May 1995. Mr. Potts has been a Director of McClatchy since March 1976. Mr. Potts served as Chief Executive Officer of McClatchy from 1989 to 1996, as President from 1987 to 1995 and as Chief Operating Officer from 1987 to 1989. He was McClatchy's Executive Vice President from 1985 to 1987, and a Vice President from 1979 to 1985. He has served as a director of Rainbird Sprinkler Manufacturing Corporation since 1999. He also currently serves on the board of the Committee to Protect Journalists. He is a former director of the Newspaper Association of America (NAA) and the California Newspaper Publishers Association and a former member of the California Business Roundtable.

          Gary B. Pruitt, 43, has been Chief Executive Officer of McClatchy since May 1996 and President since May 1995. He has been a Director of McClatchy since July 1995. He served as Chief Operating Officer of McClatchy from 1995 to 1996. From 1994 to 1995 he served as Vice President, Operations and Technology of McClatchy. Prior to that time he was Publisher of The Fresno Bee from 1991 to 1994. He served McClatchy as Secretary and General Counsel from 1987 to 1991 and Counsel from 1984 to 1987. He currently serves as a member of the boards of directors of the Newspaper Association of America (NAA), The James Irvine Foundation and The Mutual Insurance Company, Limited. He is also Chairman of the NAA Postal Committee, Associated Press Auditing Committee and a member of the California Business Roundtable, the University of California, Berkeley Goldman School of Public Policy Board of Advisors and Columbia University School of Journalism Board of Visitors.

          Frederick R. Ruiz, 57, has been a Director of McClatchy since July 1993. Since 1998, he has been chairman of Ruiz Foods, Inc., a privately held frozen food company, and was president and chief executive officer of that company from 1990 to 1998. Mr. Ruiz currently serves on the boards of directors of Gottschalks, Inc., The AG Zone, The California Endowment, The Hispanic College Fund and the Institute for Family Business. He is a member of the Business Advisory Council of California State University, Fresno.

_________________________

/1/ James B. McClatchy and William Ellery McClatchy are brothers. Kevin S. McClatchy is their nephew and Molly Maloney Evangelisti is their cousin.

Other Executive Officers

          Peter M. CaJacob, 57, has been Vice President, Human Resources of McClatchy since December 1993. He joined McClatchy as its Director of Human Resources in 1990. From 1989 to 1990 he was director of human resources for the GenCorp Automotive Group and prior to that time held management positions in human resources with Aerojet General Corporation and Whirlpool Corporation. Mr. CaJacob served on the board of directors of the Industrial Relations Bureau of the California Newspaper Publishers Association in 1990 and 1991.

          Gregory E. Favre, 65, has been Vice President, News of McClatchy since January 1990. From 1984 to 1998 he served as Executive Editor of The Sacramento Bee. Prior to that he was managing editor of the Chicago Sun Times and managing editor of the Chicago Daily News. Mr. Favre is a past President and director of the American Society of Newspaper Editors and is currently a board member and membership chair of the Inter-American Press Association. He is a member of the Advisory Board of The Lutheran Magazine, a member of the Board of Visitors for the University of California, Davis, Medical School and Chairman of the Foundation of American Communications. He also currently serves as a member of the advisory boards of the Medill School of Journalism, the Graduate School of Journalism of the University of California, Berkeley, and the University of Southern California Journalism School. He is past President of the California Society of Newspaper Editors.

          Christian A. Hendricks, 38, has been Vice President, Interactive Media of McClatchy since August 1999. He joined McClatchy in 1992 as Advertising Manager, Marketing for The Fresno Bee. From 1993 to 1994 he served as Marketing Director for The Fresno Bee. In 1994 he was named Manager of Technology for McClatchy. He held this position until 1996 when he was promoted to President and Publisher of Nando Media, where he served until August 1999. Mr. Hendricks also serves on the NAA New Media Federation Board and the NAA Board Committee on Diversity.

          Karole Morgan-Prager, 38, has been General Counsel and Corporate Secretary of McClatchy since July 1995 and was named Vice President in May 1998. From 1992 to 1995 she was Associate General Counsel of The Times Mirror Company. She was an associate with the Morrison & Foerster law firm from 1987 to 1992. She currently serves on the board of directors of The Boys & Girls Club of Greater Sacramento.

          Robert J. Weil, 50, is Vice President, Operations of McClatchy. In this capacity, he oversees McClatchy's operations in the Northwest and the Twin Cities of Minneapolis/St. Paul and The Newspaper Network, McClatchy's national sales and marketing company. He was named to this position in September 1997. From 1994 to 1997, he served as Publisher of The Fresno Bee. From 1992 to 1994, he was President and Chief Operating Officer for Persis Media, a privately held company with newspaper operations headquartered in Bellevue, Washington. Mr. Weil held other senior management positions with Persis and Gannett from 1973 to 1992. Mr. Weil currently serves on the board of directors of the American Press Institute.

          Frank R. J. Whittaker, 51, is Vice President, Operations of McClatchy. In this capacity, he oversees McClatchy's operations in California and the Carolinas. He was named to this position in September 1997. Mr. Whittaker joined McClatchy as General Manager of The Sacramento Bee in 1985. From 1990 to 1997, he served as both President and General Manager of The Sacramento Bee.
For 13 years prior to 1985, Mr. Whittaker served The Toronto Star in Canada in a variety of management positions, including director of strategic planning and circulation director. Mr. Whittaker is past president of the California Newspaper Publishers Association and serves on the boards of the Audit Bureau of Circulations, the Sacramento Regional Foundation, and the Graduate School of Business at the University of California, Davis.

Committees of the Board of Directors

          The Board of Directors met six times during 2000. The Board of Directors has Compensation, Audit, Nominating and Pension and Savings Plans Committees, and a Committee on the Board.

          Compensation Committee. Mr. Coblentz, Chairperson, Ms. Evangelisti, Mr. Jinks, Mrs. Lane, and Mr. Ritchey are the members of the Compensation Committee. The Compensation Committee recommends adoption of and administers the following compensation plans for executive officers and certain other employees of

McClatchy: the Management By Objective Annual Bonus Plan, the Chief Executive Officer Bonus Plan, the Long-Term Incentive Plan, the Employee Stock Purchase Plan, the 1987 Amended and Restated Stock Option Plan, the 1994 Amended and Restated Stock Option Plan and the 1997 Stock Option Plan. The Compensation Committee held five meetings in 2000.

          Audit Committee. Mr. Ruiz, Chairperson, Ms. Ballantine, Mr. Barnes, Mr. Jinks, Mrs. Lane and Mr. Ritchey are the members of the Audit Committee.
The Audit Committee recommends selection of the independent auditors for McClatchy to the Board of Directors (selection being subject to ratification by the shareholders), reviews the scope and results of the annual audit, approves the services to be performed by the independent auditors, and reviews the independence of the auditors, the performance and fees of the independent auditors, the effectiveness and adequacy of the systems of financial reporting and internal accounting controls, and the scope and results of internal auditing procedures. The Audit Committee held four meetings during 2000.

          Pension and Savings Plans Committee. Mr. Ritchey, Chairperson, Mr. Coblentz, Mrs. Lane, Mr. Kevin McClatchy and Mr. Pruitt are the members of the Pension and Savings Plans Committee. The Pension and Savings Plans Committee reviews McClatchy's pension funding policy and objectives, monitors the investment of the assets in McClatchy's 401(k) and Pension Plans, and recommends appropriate related action to the Board of Directors. The Pension and Savings Plans Committee held two meetings in 2000.

          Nominating Committee. Mr. Jinks, Chairperson, Ms. Ballantine, Mr. James McClatchy, Mr. William Ellery McClatchy and Mr. Ritchey are the members of the Nominating Committee. The Nominating Committee considers and recommends to the Board director candidates for election by the Class A or Class B shareholders, except candidates who are members of the McClatchy or Maloney families or management. The Nominating Committee held five meetings in 2000. The Nominating Committee will consider recommendations from shareholders for such director candidates. Please submit any recommendations in writing to McClatchy's Corporate Secretary at its corporate headquarters.

          Committee on the Board. Mrs. Lane, Chairperson, Ms. Ballantine, Mr. Barnes, Mr. Coblentz, Mr. Jinks, Mr. Ritchey, Mr. Ruiz and Ms. Wilderotter are the members of the Committee on the Board. The Committee on the Board advises the Board of Directors with respect to corporate governance issues and such other matters relating to directors as may be deemed appropriate. The Committee on the Board held two meetings in 2000.

          All Board and Committee members attended more than 75% of the combined meetings of the Board of Directors and Committees on which they served during 2000.

                             PRINCIPAL SHAREHOLDERS

Class B Common Stock

          The following table shows information about the beneficial ownership of the Class B Common Stock as of March 19, 2001, by (i) certain of the Directors and nominees for Director, (ii) all executive officers and Directors (including nominees) of McClatchy as a group, and (iii) each person known by McClatchy to beneficially own more than 5% of the outstanding shares of the Class B Common Stock.

    Certain Directors, Directors and       Number of Shares
   All Executive Officers as a Group,         of Class B
         and 5% Shareholders(1)              Common Stock      Percent
----------------------------------------  -------------------  --------
James B. McClatchy......................        15,249,999(2)     56.1%
William K. Coblentz.....................        13,119,995(3)     48.2%
William Ellery McClatchy................        12,949,527(4)     47.6%
Erwin Potts.............................        12,500,000(5)     46.0%
Molly Maloney Evangelisti...............         5,662,500(6)     20.8%
Brown McClatchy Maloney.................         5,578,748(7)     20.5%
Kevin S. McClatchy......................           907,495         3.3%
All executive officers and directors as
 a group (20 persons)...................        21,990,462(8)     80.8%
----------

(1)  All addresses: c/o The McClatchy Company, 2100 Q Street, Sacramento, CA
     95816.

(2) Includes 12,500,000 shares of Class B Common Stock held under five separate trusts each with 2,500,000 shares and different income beneficiaries.
     James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Erwin Potts share joint voting and investment control with respect to these trusts. James B. McClatchy disclaims beneficial ownership of all but 2,500,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased. James B. McClatchy disclaims beneficial ownership of these shares.

(3) Includes: (i) 12,500,000 shares of Class B Common Stock held under five separate trusts each with 2,500,000 shares and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Erwin Potts share joint voting and investment control with respect to these trusts; (ii) 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of a trust established under the will of Charles K. McClatchy, deceased; and (iii) 170,468 shares of Class B Common Stock with regard to which William K. Coblentz acts as a co-trustee under one trust agreement with voting and investment control shared with other trustees. William K. Coblentz disclaims beneficial ownership of these shares.

(4) Includes 12,500,000 shares of Class B Common Stock held under five separate trusts each with 2,500,000 shares and different income beneficiaries.
     James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Erwin Potts share joint voting and investment control with respect to these trusts. William Ellery McClatchy disclaims beneficial ownership of all but 2,500,000 shares in one such trust as to which he has a present income interest. Also includes 449,527 shares of Class B Common Stock over which James B. McClatchy, William Ellery McClatchy and William K. Coblentz share joint voting and investment control as co-trustees of certain trusts established under the will of Charles K. McClatchy, deceased. William Ellery McClatchy disclaims beneficial ownership of these shares.

(5) These shares are held under five separate trusts each with 2,500,000 shares of Class B Common Stock and different income beneficiaries. James B. McClatchy, William Ellery McClatchy, William K. Coblentz and Erwin Potts share joint voting and investment control with respect to these trusts. Erwin Potts disclaims beneficial ownership of these shares.

(6) Includes 1,850,000 shares of Class B Common Stock held in trust over which Molly Maloney Evangelisti and Brown McClatchy Maloney share joint voting and investment control as co-trustees. Molly Maloney Evangelisti is a beneficiary under this trust.

(7) Includes 1,850,000 shares of Class B Common Stock held in a trust over which Brown McClatchy Maloney and Molly Maloney Evangelisti share joint voting and investment control as co-trustees. Brown McClatchy Maloney is a beneficiary under this trust. Also includes 134,440 shares of Class B Common Stock held in four trusts for the benefit of each of his four children, each containing 33,610 shares. Brown McClatchy

     Maloney has sole voting and investment control with respect to these trusts. Brown McClatchy Maloney disclaims beneficial ownership of these shares.

(8) Includes those shares of Class B Common Stock indicated in notes (2) through (6) above.

Class A Common Stock

          The following table shows information about the beneficial ownership of the Class A Common Stock as of March 19, 2001 by (i) each Director and nominee for Director, (ii) certain of McClatchy's executive officers, (iii) all executive officers and Directors (including nominees) as a group, and (iv) each person known to beneficially own more than 5% of the outstanding shares of the Class A Common Stock. In addition, Securities and Exchange Commission rules deem a person to be the beneficial owner of McClatchy Class A Common Stock if he or she can exercise an option to acquire the shares presently or within 60 days from the record date. Also, each holder of Class B Common Stock is deemed to be the beneficial owner of the same number of shares of Class A Common Stock under the Securities and Exchange Commission rules, on the basis that he or she has the right, subject to the terms of the stockholders' agreement discussed later in this Proxy Statement, to convert Class B Common Stock into Class A Common Stock. See "--Agreement Among Class B Shareholders." For purposes of calculating the percentage of outstanding shares of Class A Common Stock beneficially owned by each shareholder, the shares of Class A Common Stock deemed to be owned by each shareholder because of his or her ownership of Class B Common Stock are treated as outstanding only for that shareholder. As a result, the column showing the percentage of deemed beneficial ownership of Class A Common Stock does not necessarily reflect the beneficial ownership of Class A Common Stock actually outstanding on March 19, 2001 for such shareholder.

                                                                                    Deemed Beneficial Ownership
                                                      Beneficial Ownership of         of Class A Common Stock
    Directors, Certain Executive Officers,             Outstanding Shares of      --------------------------------
         All Directors and Executive                    Class A Common Stock      Number of Shares
             Officers as a Group,                        (including Shares           Of Class A
            and 5% Shareholders(1)                        held by spouse)           Common Stock          Percent
---------------------------------------------         -------------------------   -----------------     ----------
James B. McClatchy...................................         15,500                   15,265,499          45.7%
William K. Coblentz..................................         22,000(2)                13,221,995          42.3%
William Ellery McClatchy.............................         11,375(3)                12,960,902          41.7%
Erwin Potts..........................................         31,311(4)                12,531,311          40.9%
Molly Maloney Evangelisti............................         21,927(5)                 5,684,427          23.9%
Brown McClatchy Maloney..............................          4,000                    5,582,748          23.5%
Kevin S. McClatchy...................................          1,875(6)                   909,370           4.8%
Elizabeth Ballantine.................................         41,999(7)                    41,999             *
Gary B. Pruitt.......................................        218,701(8)                   218,701           1.2%
Robert J. Weil.......................................         39,030(9)                    39,030             *
Frank R. J. Whittaker................................         58,438(10)                   58,438             *
Gregory E. Favre.....................................          6,295(11)                    6,295             *
Karole Morgan-Prager.................................         30,037(12)                   30,037             *
S. Donley Ritchey....................................         19,475(13)                   19,475             *
Joan F. Lane.........................................          8,750(14)                    8,750             *
Frederick R. Ruiz....................................         15,500(15)                   15,500             *
Larry Jinks..........................................          8,125(16)                    8,125             *
Leroy Barnes, Jr.....................................             --                           --            --
Maggie Wilderotter...................................             --                           --            --
Wellington Management Company, LLP...................        899,600(17)                  899,600           5.0%
Bruce S. Sherman.....................................      2,617,952(18)                2,617,952          14.4%
Vanguard PRIMECAP Fund...............................      1,000,000(19)                1,000,000           5.5%
PRIMECAP Management Company..........................      1,000,000(20)                1,000,000           5.5%
GAMCO Investors, Inc.................................      1,008,233(21)                1,008,233           5.6%
Ariel Capital Management, Inc........................        928,175(22)                  928,175           5.1%
All executive officers and directors as a
   group (20 persons as Beneficial Owners)(24).......        600,578(23)               22,591,040          55.6%

----------
*        Represents less than 1%.

(1) All addresses are c/o The McClatchy Company, 2100 Q Street, Sacramento, CA 95816, except as follows: (i) Wellington Management Company, LLP, 75 State Street, Boston, MA 02109; (ii) Bruce S. Sherman, 3003 Tamiami Trail N., Naples, FL 33940; (iii) Vanguard PRIMECAP Fund, P.O. Box 2600, Valley Forge, PA 19482; (iv) PRIMECAP Management Company, 225 South Lake Avenue, Suite 400, Pasadena, CA 91201; (v) GAMCO Investors, Inc., One Corporate Center, Rye, NY 10580; and (vi) Ariel Capital Management, 200 East Randolph Drive, Suite 2900, Chicago, IL 60601.

(2) Includes 7,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(3) Includes 11,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(4) Includes 3,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(5) Includes 5,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(6) Includes 1,875 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(7) Includes 3,750 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(8) Includes 207,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(9) Includes 36,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(10) Includes 56,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(11) Includes 3,125 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(12) Includes 24,675 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(13) Includes 15,000 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(14) Includes 5,625 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(15) Includes 11,250 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(16) Includes 7,500 shares subject to stock options which are currently exercisable or exercisable within 60 days.

(17)     Based on a Schedule 13G/A filed February 15, 2001.

(18) Based on a Schedule 13G/A filed on February 15, 2001. Also includes 2,591,765 shares beneficially owned by Gregg J. Powers and Private Capital Management, Inc.

(19)     Based on a Schedule 13G filed February 9, 2001.

(20)     Based on a Schedule 13G/A filed on October 30, 1998.

(21) Based on a Schedule 13D/A filed on September 29, 2000. Includes beneficial ownership of entities affiliated with GAMCO Investors, Inc.

(22)     Based on a Schedule 13G filed February 13, 2001.

(23) Includes those shares indicated in notes (2) through (16) above and 49,875 shares subject to stock options not otherwise included in notes
         (2) through (16) above, which are currently exercisable or exercisable within 60 days.


Agreement Among Class B Shareholders

         The holders of the Class B Common Stock are parties to an agreement which will terminate on September 17, 2047 (unless terminated earlier in accordance with its terms). In this agreement the Class B shareholders have agreed that, subject to certain exceptions, none of them can transfer any shares of Class B Common Stock (unless such shares are, as generally permitted by the agreement, first converted into Class A Common Stock) except to one or more "Permitted Transferees." A "Permitted Transferee" is any current holder of Class B Common Stock of McClatchy; any lineal descendant of Charles K. McClatchy (1858
- 1936); or a trust for the exclusive benefit of, or in which all of the remainder beneficial interests are owned by, one or more of his lineal descendants.

         In the event that a Class B shareholder attempts to transfer any shares of Class B Common Stock in violation of the agreement, or upon the happening of certain other events enumerated in the agreement as "Option Events," the remaining Class B shareholders have the option to purchase that shareholder's Class B Common Stock. The option to purchase would entitle each remaining Class B shareholder to purchase the number of shares of Class B Common Stock proportionate to that party's holdings of Class B Common Stock. If all the shares proposed to be transferred are not purchased by the remaining Class B shareholders, McClatchy has the option of purchasing the remaining shares. In general, any shares not purchased under this procedure will be converted into shares of Class A Common Stock and then transferred freely (unless following conversion, the outstanding shares of Class B Common Stock would constitute less than 25% of the total number of all outstanding shares of common stock of McClatchy). The intent of the agreement is to preserve family control of McClatchy. The agreement can be terminated by the vote of the holders of 80% of the outstanding shares of Class B Common Stock who are subject to the agreement.

                                  COMPENSATION

Directors' Compensation

         McClatchy pays its non-employee directors an annual retainer of $30,000 per year plus $1,500 per day for in-person attendance at meetings of the Board of Directors and $1,000 for in-person attendance at Committee meetings. Attendance at Board or Committee meetings by teleconference is compensated at one-half the rate for in-person meetings. Erwin Potts, as Chairman of the Board, receives an additional $50,000 per year for his services. Committee Chairs receive an additional $5,000 per year for their services. Compensation for attendance at meetings is subject to a limitation of two meetings in any one day, whether by teleconference or in-person attendance. McClatchy also reimburses non-employee directors for expenses incurred by them in connection with the business and affairs of McClatchy.

          Each non-employee director will receive an annual grant of an option to purchase up to 2,500 shares of Class A Common Stock under the 2001 Director Option Plan if approved by the shareholders. The options will be granted at fair market value, will have a ten-year term and will vest equally over four years beginning March 1 following the date of grant. See "Approval and Ratification of the 2001 Director Option Plan."

                         REPORT OF THE AUDIT COMMITTEE

          The Audit Committee is comprised of Mr. Ruiz, Chairman, Ms. Ballantine, Mr. Barnes, Mr. Jinks, Mrs. Lane and Mr. Ritchey, each of whom is independent (as that term is defined in Sections 303.01(B)(2)(a) and (3) of the New York Stock Exchange's listing standards). The Board of Directors has adopted a written charter for the Audit Committee. The Audit Committee's charter is attached as Appendix A to this proxy statement. The Audit Committee among other things:

     . reviews on a continuing basis the adequacy of McClatchy's system of internal controls, including regular reports from McClatchy's internal audit staff;

     . recommends the appointment of independent auditors to the Board of Directors;

     .    reviews fee arrangements with the independent auditors;

     . reviews the independent auditors' proposed audit scope, approach, and independence; and

     . discusses with McClatchy's independent auditors the financial statements and audit findings, including discussions with McClatchy's independent auditors regarding any significant adjustments, management judgments and accounting estimates, significant new accounting policies and any disagreements with management.

In this context, the Audit Committee hereby reports as follows:

     . it has reviewed and discussed the audited financial statements with management;

     . it has discussed with the independent auditors the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards, AU 380), as may be modified or supplemented;

     . it has discussed with the independent auditors the auditors' independence; and

     . it has received the written disclosures and the letter from McClatchy's independent auditors required by ISB Standard No. 1 (Independence Discussions with Audit Committees), as may be modified or supplemented.

     Based on such review and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in McClatchy's Annual Report on Form 10-K for the year ended December 31, 2000.

     Respectfully submitted by the members of the Audit Committee of McClatchy.

                                         Frederick R. Ruiz, Chairman
                                         Elizabeth Ballantine
                                         Leroy Barnes
                                         Larry Jinks
                                         Joan Lane
                                         S. Donley Ritchey

                      REPORT OF THE COMPENSATION COMMITTEE

     This report is provided by the Compensation Committee to assist shareholders in understanding the Committee's objectives and procedures in establishing the compensation of McClatchy's Chief Executive Officer and other executive officers.

     The Compensation Committee, which consists entirely of Directors who are not employees of McClatchy, is responsible for establishing and administering McClatchy's executive compensation program. The program focuses on both short-term and long-term performance utilizing a combination of cash and equity incentives. It is designed to reward and create incentives for excellence in individual achievement as well as company performance. All members of the Committee qualify as "outside directors" under Section 162(m) of the Internal Revenue Code.

     The principal elements of McClatchy's executive compensation program are:

     .    annual base salary;

     . annual cash bonus (including the bonus paid to the CEO under the Chief Executive Officer Bonus Plan) based on the Committee's assessment of success in meeting performance objectives on an individual, unit and/or company-wide basis;

     . cash compensation under the Long-Term Incentive Plan based upon growth in pre-tax earnings over a three-year period of time; and

     . stock option awards under McClatchy's stock option plans which provide equity compensation, the value of which will ultimately be determined by growth over time in the market price of McClatchy's Class A Common Stock.

     In carrying out its duties, the Committee sets the salary and annual cash bonus of the CEO and, after review and consideration of the recommendations of the CEO, approves the annual cash compensation of the other executive officers. The Committee also administers McClatchy's employee stock option plans and the Long-Term Incentive Plan, and in so doing, designates all persons who will receive awards and sets the amount, form and other conditions of the awards.

     In evaluating McClatchy's performance, the Committee considers improvement in revenue, earnings and cash flow, growth in circulation, product excellence and market acceptance, sound strategic planning, development of new products and services, management development, community involvement and good corporate citizenship. In evaluating the individual performance of key executives, the Committee also reviews leadership and individual achievement.

     The Committee believes McClatchy's compensation program is vital to the achievement of McClatchy's objectives, in that it will:

     . enable McClatchy to attract and retain key executives essential to its long-term success;

     . motivate and reward senior executives for development and achievement of sound strategic business objectives; and

     . provide opportunity to selected executives to acquire an interest in the success of McClatchy through stock ownership under its stock option plans.

     The Committee views other companies in the media industry (including the 12 publicly traded companies included as the peer group in the Five-Year Performance Graph set forth on page 20 of this proxy statement) as McClatchy's competition when determining competitive compensation practices.

     In order to maximize the tax deductibility of option awards upon exercise under Section 162(m) of the Internal Revenue Code of 1986, or the Code, in 1994 McClatchy submitted for a vote of the shareholders its 1994 Stock Option Plan, which Plan was approved. The Amended and Restated 1994 Stock Option Plan, which added an additional 1,000,000 shares to the Plan, was submitted to the shareholders in 1998, which Plan was approved. McClatchy has adopted a new Amended and Restated 1994 Stock Option Plan, subject to shareholder approval, effective on the date shareholder approval is obtained which will add an additional 1,500,000 shares. Also, effective January 1, 1998, McClatchy adopted the Chief Executive Officer Bonus Plan and the Long-Term Incentive Plan, each of which was approved by the shareholders at the 1998 Annual Meeting and qualify under Section 162(m). McClatchy may also determine to pay compensation to the executive officers, including the Chief Executive Officer, that may not be deductible under Section 162(m). Section 162(m) limits the deduction available to McClatchy for compensation paid to the CEO and the four other most highly compensated executive officers to the extent such compensation exceeds $1,000,000 unless such compensation was based on performance goals determined by a compensation committee consisting solely of two or more non-employee directors which performance goals are approved by the shareholders prior to payment.

Compensation of Executive Officers, 2000

     McClatchy's existing executive compensation program consists of three basic elements: base pay, short-term incentives and long-term incentives. In late 1999 the Committee set salary and incentive levels of McClatchy's executive officers for fiscal 2000. At that time, the Committee reviewed compensation data provided by an outside consultant to obtain a perspective on compensation levels at McClatchy compared to companies within the newspaper industry, including those companies in the peer group.

     Base Pay. In determining salaries, the Committee reviews publicly available information on compensation at other newspaper companies, including companies in the Peer Group, and data provided by an outside consultant, with particular emphasis on salary levels at companies of a size, or adjusted to a size, comparable to McClatchy. The Committee generally targets salary structures at the median pay levels of those companies. The Committee also considers internal pay equity factors, general economic conditions, McClatchy's financial performance (growth in revenues, ability to control operating costs, improvement in operating cash flow and operating income, and improvement in net income and earnings per share), and individual responsibility, experience and job performance. No specific weight is assigned to any particular factor.

     Based on these factors, the Committee granted 2000 salary increases to executive officers ranging from 5.1% to 11.1% over prior year salary. The Committee believes these increases are consistent with salary and wage increases granted throughout McClatchy, and believes that base salaries for McClatchy's executive officers generally are at or below the median base salaries for other newspaper companies, including companies in the Peer Group.

     Short-Term Incentives (Management by Objective Annual Bonus Plan). The Committee's goal is to establish short-term incentive opportunities that are meaningful in relation to each executive's total compensation and the executive's level of responsibility. In general, in evaluating performance, the higher the level of responsibility, the greater the proportion of the executive's total compensation is at risk. The Management by Objective Annual Bonus Plan, or MBO Plan, is an annual cash incentive plan that links awards to performance results of the prior year. Awards for 2000 under the MBO Plan, which applies to each executive officer other than the CEO, were based on full or partial achievement of pre-established performance goals relating to corporate results, business unit results and individual performance. Each performance objective is weighted to reflect its relative contribution to specific short-term and long-term financial, strategic and/or management practices goals applicable to the executive. To determine the bonus to which an executive is entitled, a certain number of points, targeted at 100, were awarded to each executive officer based upon his or her performance during the year. A certain percentage of total points possible, typically not exceeding 10%, is reserved for subjective evaluation. Points are applied as a percentage to an amount equal to a predetermined percent, varying from 30% to 45% (depending on the particular participant) of his or her base salary during the year. In addition, each of the Vice Presidents, Operations has the opportunity to earn points in excess of 100 based on the operating cash flow performance of the newspaper and other operations they oversee, up to an additional 50 points.

Long-Term Incentives.

          Stock Option Awards. Non-qualified stock option awards are usually granted each year to selected management personnel, including all executive officers permitted by the terms of the employee stock option plans to participate. The Committee believes stock option awards help align the financial interests of the executive officers with those of shareholders. In fixing stock option grants, the Committee, through subjective evaluation processes, determines the award for the CEO, and as to the other participants, including the four other most highly compensated executive officers, considers the recommendation of the CEO. Elements given weight by the Committee in considering the number of options to be awarded are individual responsibility and accountability, anticipated contributions, and long-term value of the participant to McClatchy. The process employed by the Committee in determining individual awards under McClatchy's employee stock option plans, including those of executive officers, relates primarily to levels of responsibility but also includes subjective factors not subject to predetermined specific criteria.

          Long-Term Incentive Plan Awards. In January 1998, McClatchy decided to replace its Executive Performance Plan, or EPP, with a Long-Term Incentive Plan, or LTIP. The LTIP was approved by the McClatchy shareholders at the 1998 annual meeting. Awards for 2000 under McClatchy's LTIP were made in late 1999. These awards are comprised of incentive units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy's pre-tax earnings (without giving effect to any gain or loss on the sale of major assets) increase over a three-year performance period. The performance period for the 2000 LTIP awards began on December 27, 1999 and will end on December 29, 2002.

          The Committee selects executives as participants in the LTIP and determines the number of incentive units awarded. In determining awards, the Committee, through a subjective evaluation process, sets the number of incentive units awarded to the CEO, and as to the other participants, including the four other named executive officers, considers the recommendation of the CEO. The Committee believes LTIP awards contribute to keeping participating executives sharply focused upon maintenance of strong shareholder value even in challenging economic environments. The selection of participants and determination of award units relate primarily to levels of responsibility, but also include subjective factors not subject to specific criteria. As noted above, in 1998 McClatchy replaced the awards under the EPP with awards under the LTIP. However, because EPP awards vest over a period of four years, commencing March 1 of the year following the year for which the grant was made, participating executives will continue to receive cash payments under the EPP through 2001, as prior awards vest.

Compensation of the Chief Executive Officer, 2000

          Base Pay. Mr. Pruitt's 2000 base pay was considered in late 1999 and was set at that time at $775,000, a 6.9% increase over his 1999 salary. In setting Mr. Pruitt's 2000 salary, the Committee considered his outstanding performance as McClatchy's CEO, McClatchy's financial performance, as well as compensation of the chief executive officer of the other newspaper companies in McClatchy's Peer Group.

Short-Term Incentives.

          CEO Bonus Plan. Under the CEO Bonus Plan, the Committee determines the CEO's bonus payment based on an objective formula established in advance by the Committee. In January of 2000, the Committee determined the formula for Mr. Pruitt's 2000 bonus. Under this formula, Mr. Pruitt's 2000 bonus was based on McClatchy's actual results compared to targeted earnings per share and targeted operating cash flow. The target payout of 50% of

Mr. Pruitt's annual base pay is adjusted up or down based on McClatchy performance relative to targeted earnings per share and operating cash flow, with each measurement equally weighted at 25% of annual base pay.

          In 2000, McClatchy posted record earnings of $88.9 million, or $1.97 per share, compared to $82.5 million, or $1.83 per share, in 1999. Operating cash flow (operating income plus depreciation and amortization) for 2000 was also at a record level - $341.9 million compared to $331.9 million for 1999. Given McClatchy's 2000 earnings per share and operating cash flow performance, as compared to target, the Committee awarded Mr. Pruitt a cash bonus under the CEO Bonus Plan of $365,025 in January 2001.

          In addition to the bonus under the CEO Bonus Plan, in January 2001 the Committee awarded Mr. Pruitt a bonus of $60,000 in further recognition of his performance in 2000. Under Mr. Pruitt's leadership, McClatchy posted another year of record earnings and operating cash flow. Revenues for fiscal year 2000 also reached record levels, and were $1.14 billion; with $926.7 million in advertising and $175.4 million in circulation. Total revenues were up 5.0% from 1999. During 2000, McClatchy made significant gains in building its non-traditional revenue base, including internet, direct mail and direct marketing ventures, which in total contributed nearly 10% to McClatchy's revenue for the year. McClatchy maintained its industry-leading growth in circulation, posting its 16/th/ consecutive year of daily circulation growth, and successfully launched local portal websites in each of its markets.

          Long-Term Incentives. Generally, the Committee grants to the CEO his long-term incentive awards for the following year at the end of each year. His 2001 award, made in late 2000, consisted of non-qualified stock options to purchase an aggregate of up to 75,000 shares of McClatchy Class A Common Stock and 7,500 Incentive Units under the LTIP. Based on McClatchy's performance and data provided by an outside consultant, the Committee believes these awards are reasonable and well within competitive practice for his level of responsibilities. Also, Mr. Pruitt received $54,171 in 2000 from vested awards under the EPP, which was replaced by the LTIP in 1998.

          The Committee, in setting salary and bonus levels for Mr. Pruitt, and in fixing the number of stock option awards granted to Mr. Pruitt under McClatchy's employee stock option plans, and LTIP Units awarded him under the LTIP, does not assign relative weight to the indicated factors. The process is primarily subjective in nature. Each Committee member may well accord a different weight to the various factors considered.

          The tables which follow, and accompanying narrative, reflect the decisions covered by the above discussion.

          Respectfully submitted by the members of the Compensation Committee of McClatchy.

                                         William K. Coblentz, Chairman
                                         Molly Maloney Evangelisti
                                         Larry Jinks
                                         Joan F. Lane
                                         S. Donley Ritchey

                             EXECUTIVE COMPENSATION

          The following tables set forth the annual compensation paid or accrued by McClatchy to or on behalf of the Chief Executive Officer and the four other most highly compensated executive officers for the fiscal years ended December 27, 1998, December 26, 1999 and December 31, 2000, respectively.

                           SUMMARY COMPENSATION TABLE

                                                                                Long-Term Compensation
                                                                               --------------------------
                                         Annual Compensation                      Awards        Payouts
                             -----------------------------------------------   -----------     ----------
                                                                                Securities
         Name and                                            Other Annual       Underlying        LTIP         All Other
    Principal Position       Year    Salary($)  Bonus($)  Compensation($)(1)    Options(#)     Payouts(2)  Compensation($)(3)
------------------------     ----    ---------  --------- ------------------   -----------     ----------  ------------------
Pruitt, Gary B.........      2000     $775,000   $425,025      $        0           75,000      $     0         $   9,668
   President and Chief       1999      725,000    525,000               0           65,000            0             8,864
   Executive Officer         1998      650,000    455,000               0          105,000(4)         0             8,456

Whittaker, Frank R. J.       2000     $390,000   $133,845      $        0           26,000      $     0         $   8,680
   Vice President,           1999      360,000    162,000               0           24,000            0             7,998
   Operations                1998      340,000    130,000               0           20,000            0             7,869

Weil, Robert...........      2000     $390,000   $ 89,957      $        0           26,000      $     0         $   8,653
   Vice President,           1999      360,000    162,000               0           24,000            0             7,995
   Operations                1998      330,000    140,000         300,317(5)        20,000            0             7,828

Favre, Gregory E.......      2000     $310,000   $ 80,835      $        0                0      $     0         $  12,950
   Vice President, News      1999      295,000    100,000               0           12,500            0            12,086
                             1998      285,000     84,075               0           12,500            0            10,988

Morgan-Prager, Karole..
   Vice President,           2000     $250,000   $ 69,750      $        0           12,000      $     0         $   7,306
   General Counsel           1999      225,000     78,000               0           12,000            0             6,842
   and Corp. Secretary       1998      200,000     68,000               0           12,000            0             6,560
----------

(1) Does not include amounts paid to the executive officers under McClatchy's Executive Performance Plan, which amounts were accrued by McClatchy in 1997 and reflected in the column "Other Annual Compensation" in McClatchy's three previous proxy statements relating to its annual meeting of shareholders.

(2) In January 1998 McClatchy adopted its Long-Term Incentive Plan. Awards under the LTIP consist of Incentive Units, each of which represents a contingent right to receive in cash an amount equal to $1 times the number of percentage points by which McClatchy's pre-tax earnings increase over a three-year period. No payouts have yet been made under this plan. The first awards under this plan were granted in 1998 for the performance period beginning January 1, 1998 and ending December 31, 2000. The first payout will be in 2001.

(3) This sum includes (i) Company contributions to McClatchy's 401(k) Plan on behalf of each of the named executive officers to match pre-tax elective deferral contributions (included under Salary) made by each officer to such Plan, and (ii) premium payments to continue life insurance coverage under the Group Executive Life Insurance Plan at a level not otherwise available under McClatchy's standard life insurance coverage. The amount of the contribution to McClatchy's 401(k) Plan for each named executive officer for 2000 was $6,800.

(4) Mr. Pruitt was granted an option on January 13, 1998 to purchase up to 50,000 shares of Class A Common Stock and an option on November 30, 1998 to purchase up to 55,000 shares of Class A Common Stock.

(5) This includes amounts paid in 1998 to Mr. Weil as reimbursement of relocation expenses.


                               STOCK OPTION AWARDS

         The following table contains information concerning stock option awards to the Chief Executive Officer and the four other most highly compensated executive officers during the year ended December 31, 2000. Annual stock option grants consist of options to purchase Class A Common Stock granted based upon assessment by the Compensation Committee of the individual's past performance, level of responsibility and accountability, anticipated future contributions and long-term value to McClatchy. Stock options are granted at fair market value, have a ten-year term and vest equally over four years beginning on March 1 following the year for which the award was made.

                                   Securities          % of Total
                                   Underlying       Options Granted      Exercise                    Grant Date
                                    Options         To Employees in       or Base      Expiration      Present
             Name                  Granted(#)         Fiscal Year       Price($/Sh)       Date       Value($)(1)
----------------------------       ----------       ---------------     -----------    ----------    -----------
 Pruitt, Gary B.............          75,000               15.37%       $   40.3750     12/13/10     $ 938,563
 Weil, Robert J.............          26,000                5.33%           40.3750     12/13/10       325,369
 Whittaker, Frank R. J......          26,000                5.33%           40.3750     12/13/10       325,369
 Favre, Gregory E...........              --                  --                --            --            --
 Morgan-Prager, Karole......          12,000                2.46%           40.3750     12/13/10       150,170
----------

(1) Options vest in increments of 25% over four years. The Grant Date Present Values are determined using the Black-Scholes Option Pricing Model. The Black-Scholes Option Pricing Model is one of the methods permitted by the SEC for estimating the present value of options. The Black-Scholes Option Pricing Model is based on assumptions as to certain variables as described below, and is not intended to estimate, and has no direct correlation to, the amount that an individual will actually realize upon exercise of options. The actual value of the stock options that an executive officer may realize, if any, will depend on the excess of the market price on the date of exercise over the exercise price. The values listed above were based on the following assumptions: volatility (measured as the annualized standard deviation of the sample, as determined from the daily closing prices over the past 12 years, ending with December 29, 2000 the last trading day of the fiscal year) of .2732; risk free rates of return for such period of 5.3% to 5.7%; dividend yields for such period of 1.0% to 1.4%; and time of exercise ranging from one to seven years as the options vest.


                          OPTION EXERCISES AND HOLDINGS

         The following table shows the number of shares of Class A Common Stock represented by outstanding stock options held by the Chief Executive Officer and the four other most highly compensated executive officers as of December 31, 2000, and the value of such options based on the closing sales price of McClatchy's Class A Common Stock on December 29, 2000, which was $42.6250.


                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

                                                            Number of Unexercised        Value of Unexercised
                                 Shares                     Options at FY-End(#)         Options at FY-End($)
                                Acquired       Value      ---------------------------  ---------------------------
            Name              on Exercise   Realized($)   Exercisable   Unexercisable  Exercisable   Unexercisable
-------------------------     -----------   -----------   -----------   -------------  -----------   -------------
Pruitt, Gary B...........              0     $       0      149,375        221,875     $ 2,977,578   $1,401,953
Weil, Robert J...........          1,875        45,492       22,500         76,875         351,937      435,984
Whittaker, Frank R. J....         11,250       249,187       49,375         78,125         984,297      457,891
Favre, Gregory E.........         12,500       179,703        3,125         31,250          30,469      264,531
Morgan-Prager, Karole....              0             0       15,032         39,093         252,048      233,092

                           LONG-TERM INCENTIVE AWARDS

         The following table shows the awards made to the Chief Executive Officer and the four other most highly compensated executive officers during the last fiscal year.

            LONG-TERM INCENTIVE PLANS - AWARDS IN LAST FISCAL YEAR

                                                                             Estimated future payouts under
                                                      Performance             non-stock price-based plans
                                       Number of      period until    -----------------------------------------
                                         units         maturation      Threshold         Target        Maximum
                Name                      (#)          or payout          ($)            ($)(1)          ($)
--------------------------             ----------  ---------------    ------------       ---------   ----------
Pruitt, Gary B............                  7,500  1/1/01-12/28/03    $         0         $ 50,250   $1,000,000
Weil, Robert J. ..........                  2,600  1/1/01-12/28/03              0           17,420    1,000,000
Whittaker, Frank R. J. ...                  2,600  1/1/01-12/28/03              0           17,420    1,000,000
Favre, Gregory E..                             --               --             --               --    1,000,000
Morgan-Prager, Karole.                      1,500  1/1/01-12/28/03              0           10,050    1,000,000
----------

(1) LTIP payouts with respect to any award year will be based on increases in McClatchy's pre-tax earnings over a three-year performance period, and paid at the rate of $1 per unit multiplied by the number of percentage points of increase in pre-tax earnings (subject to a maximum payout per award per individual of $1,000,000). Because fiscal 1998 was the first year for the LTIP, McClatchy has not yet made any payments under the LTIP. SEC Rules require McClatchy to show, in the "Target" column, payouts for the fiscal 2001 awards (made in late 2000) that would have been made based on fiscal year 2000 performance as an illustration of the payments that might be made under the LTIP in the future. Therefore, the amounts shown for the fiscal 2001 awards reflect the increase in pre-tax earnings in fiscal 2000 over 1999 (excluding the gain or loss on sales of assets). However, please note that no financial results for any portion of the performance period for the fiscal 2001 awards have actually been published. As a result, the actual value of these LTIP awards upon payout may differ significantly from the numbers set forth above.

                                  PENSION PLANS

         The following table shows the estimated annual pension benefits payable to the executive officers named below at normal retirement age (age 65) under McClatchy's qualified defined benefit pension plan, as well as its nonqualified supplemental pension plan that provides benefits that would otherwise be denied participants by reason of certain Internal Revenue Code limitations on qualified plan benefits, based on remuneration that is covered under the plans and years of service with McClatchy:

                               PENSION PLAN TABLE

                                                              Years of Service
                       ----------------------------------------------------------------------------------------------
                                                                                                              35 and
   Remuneration            5             10            15            20            25             30           above
   ------------        --------      --------       --------      --------      --------      --------       --------
   $  200,000          $ 15,000      $ 30,000       $ 45,000      $ 60,000      $ 75,000      $ 90,000       $105,000
      400,000            30,000        60,000         90,000       120,000       150,000       180,000        210,000
      600,000            45,000        90,000        135,000       180,000       225,000       270,000        315,000
      800,000            60,000       120,000        180,000       240,000       300,000       360,000        420,000
    1,000,000            75,000       150,000        225,000       300,000       375,000       450,000        525,000
    1,200,000            90,000       180,000        270,000       360,000       450,000       540,000        630,000
    1,400,000           105,000       210,000        315,000       420,000       525,000       630,000        735,000
    1,600,000           120,000       240,000        360,000       480,000       600,000       720,000        840,000

         Benefits under the qualified defined pension plan are computed using basic compensation exclusive of overtime and other compensation; benefits under the supplemental plan are calculated using basic salary plus any annual cash bonus awarded. The benefits shown in the foregoing table are not subject to any deduction for social security or other offset amounts. For single persons, benefits are computed as straight life annuity amounts. Married persons may choose between straight life or joint and survivor annuity amounts. Covered compensation for the CEO and the four other most highly compensated executive officers would consist of the salary and bonus set forth in the Summary Compensation Table above, and for the CEO and the four other most highly compensated executive officers as of the end of the last fiscal year is: Gary B. Pruitt, $1,300,000; Robert J. Weil, $552,000; Frank R. J. Whittaker, $552,000; Gregory E. Favre, $410,000 and Karole Morgan-Prager, $328,000. If they remain employees until they reach 65, the years of credited service will be as follows: Gary B. Pruitt, 37.25; Robert J. Weil, 20.42; Frank R. J. Whittaker, 29.42; Gregory E. Favre, 16.17; and Karole Morgan-Prager, 31.42.

                              EMPLOYMENT AGREEMENT

         McClatchy has an employment agreement with its Chief Executive Officer, Gary Pruitt. The agreement expires on June 1, 2003, or a later date to which the term of the Agreement is extended under the Agreement. Each June 1, the term of the agreement extends automatically for one year (so that effective on each June 1, the remaining term of employment is a full three-year period). The Board of Directors can elect to terminate the automatic extension feature of the agreement. However, that election would only apply to term extensions that would become effective more than 60 days after the Board informs Mr. Pruitt that it has decided to terminate the automatic extensions. If during the term of the Agreement Mr. Pruitt's employment is involuntarily terminated for any reason other than "cause," "mental incompetence" or "disability," or if he resigns for "good reason" (as these terms are defined in the Agreement), he would be entitled to a supplemental severance payment for the balance of the term of the Agreement equal to 300% of his base salary, at the rate then in effect. The severance payment can be made in a lump sum or, at Mr. Pruitt's election (subject to the approval of the Board of Directors), in five equal annual installments. In addition, if a severance payment is made, Mr. Pruitt's group insurance coverage would be continued until the third anniversary of the effective date of the termination of employment or until he and his dependents become eligible for comparable coverage as a result of his reemployment, whichever is earlier. If during the term of the Agreement Mr. Pruitt's employment is terminated because of his disability, he would be entitled to a supplemental disability benefit in an amount equal to 60% of his base salary at the rate then in effect, reduced by all other disability benefits that are payable to him under McClatchy's group insurance plan and all federal or state insurance programs. The supplemental disability benefit would be payable until the third anniversary of the effective date of the termination of employment or until disability benefits under McClatchy's group insurance plan are discontinued, whichever is earlier. In addition, Mr. Pruitt's group insurance benefits would be continued as long as any disability benefit is payable.

                           FIVE-YEAR PERFORMANCE GRAPH

         The SEC requires that McClatchy include in this proxy statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with (i) a broad equity market index and (ii) an industry index or peer group. Shown below is a line graph comparing the percentage change in the cumulative total shareholder return on McClatchy's Class A Common Stock against the cumulative total return of the S&P Midcap 400 Index and a peer group comprised of McClatchy and 12 other publicly-traded newspaper publishing companies for a period of five years ended December 29, 2000.


              COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURNS*
              THE McCLATCHY COMPANY VS. THE S&P MIDCAP 400 INDEX
                            VS. A PEER GROUP INDEX

                             [GRAPH APPEARS HERE]

                                                                               Cumulative Total Return
                                                ------------------------------------------------------------------------------------
                                              12/31/1995      12/31/1996     12/31/1997      12/31/1998      12/31/1999   12/31/2000
THE MCCLATCHY COMPANY.................          100.00          155.21          152.76          183.13          249.37      247.88
S & P MIDCAP 400......................          100.00          119.20          157.65          180.40          206.96      243.18
PEER GROUP............................          100.00          116.09          183.64          191.62          236.79      210.91


                 * $100 INVESTED ON 12/31/95 IN STOCK OR INDEX
                      INCLUDING REINVESTMENT OF DIVIDENDS
                        FISCAL YEAR ENDING DECEMBER 31.

         The peer group index is comprised of the following publicly traded newspaper publishing companies, and is for a period of five years ended December 29, 2000.weighted according to market capitalization as of the beginning of each year: (1) A. H. Belo Corporation, (2) Dow Jones & Company, (3) E. W. Scripps Company, (4) Gannett Co., Inc., (5) Journal Register Co., (6) Knight Ridder, Inc., (7) Lee Enterprises, Inc., (8) The McClatchy Company, (9) Media General, Inc., (10) The New York Times Company, (11) Pulitzer Publishing Company, (12) Tribune Company and (13) Washington Post Company.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

          The Compensation Committee currently consists of Mr. Coblentz, Chairperson, Ms. Evangelisti, Mr. Jinks, Mrs. Lane and Mr. Ritchey. None of these individuals was an officer or employee of McClatchy at any time during Fiscal 2000. No current executive officer of McClatchy has ever served as a member of the board of directors or compensation committee of any other entity that has or has had one or more executive officers serving as a member of the Board of Directors or Compensation Committee of McClatchy.

  APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                             (Proposal 2 on Proxy)

          The Board of Directors of McClatchy originally adopted the 1994 Stock Option Plan, or the 1994 Plan, on January 26, 1994. McClatchy's shareholders originally approved the 1994 Plan on May 18, 1994. The 1994 Plan was amended and restated on August 15, 1996 and again on January 1, 1998. McClatchy's shareholders approved the second amendment and restatement on May 12, 1998.

          On January 23, 2001, the Board of Directors amended the 1994 Plan to, among other things, increase the aggregate number of shares of Class A Common Stock authorized for issuance under the 1994 Plan by 1,500,000 shares (bringing the total number of shares of Class A Common Stock available on March 19, 2001, for future awards under the 1994 Plan to 1,811,026 shares, and increasing the number of shares reserved for issuance under the 1994 Plan since its inception to 3,312,500). The shareholders are being asked to approve and ratify the foregoing amendment and restatement to the 1994 Plan, including the increase in the number of shares reserved thereunder. The 1994 Plan is attached as Appendix B to this proxy statement.

           SUMMARY OF THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN

General

          The purpose of the 1994 Plan is to offer selected employees of McClatchy, or a subsidiary of McClatchy, an opportunity to acquire a proprietary interest in the success of McClatchy, or to increase such interest, by purchasing shares of McClatchy's Class A Common Stock. The 1994 Plan provides for the grant of both "incentive stock options," as defined in Section 422 of the Internal Revenue Code of 1986, as amended, or the Code, and stock options not intended to qualify as incentive stock options, or nonstatutory stock options.

Administration

          The 1994 Plan may generally be administered by the Board of Directors or a committee consisting solely of two or more non-employee directors appointed by the Board of Directors, which shall be referred to for convenience as the Administrator.

Eligibility

          Options may be granted under the 1994 Plan to employees of McClatchy, or any subsidiary of McClatchy, and directors of McClatchy. Currently, approximately 9,939 employees provide services to McClatchy and its subsidiaries. The Administrator, in its discretion, selects the employees and directors to whom options may be granted, the time or times at which such options shall be granted, and the number of shares subject to each grant.

Limitations

          Section 162(m) of the Code places limits on the deductibility for federal income tax purposes of compensation paid to certain executive officers of McClatchy. In order to preserve McClatchy's ability to deduct the compensation income associated with options granted to such persons, the 1994 Plan provides that no employee or director may be granted, in any single calendar year, options to purchase more than 187,500 shares of Class A Common Stock.

Terms and Conditions of Options

     Each option is evidenced by a stock option agreement between McClatchy and the optionee, and is subject to the following additional terms and conditions:

     . Exercise Price. The Administrator determines the exercise price of options at the time the options are granted. The exercise price of an option shall not be less than 100% of the fair market value of Class A Common Stock on the date any such option is granted; provided, however, that the exercise price of an incentive stock option granted to a greater than 10% shareholder may not be less than 110% of the fair market value of Class A Common Stock on the date such option is granted. The fair market value of Class A Common Stock is generally determined with reference to the closing sales price for a share of Class A Common Stock on the date the option is granted.

     . Exercise of Option; Form of Consideration. The Administrator determines when options become exercisable. The means of payment for shares issued upon exercise of an option by an optionee shall be specified in each option agreement. The 1994 Plan permits payment to be made by cash, other shares of Class A Common Stock of McClatchy (with some restrictions), cashless exercises, or any combination thereof.

     . Term of Option. The Administrator determines the term of each option. The term of an option shall not exceed ten years from the date of grant; provided that in the case of an incentive stock option granted to a greater than 10% shareholder, the term of the option may be no more than five years from the date of grant.

     . Termination of Service. If an optionee's service terminates for any reason (other than death), then the optionee's option shall expire on the earliest of (i) the expiration of the term of such option, (ii) three years after the termination of the optionee's service if the termination occurs on or after the earliest date when he or she is eligible for early or normal retirement under McClatchy's retirement plan for employees, (iii) three years after the termination of the optionee's service if the termination occurs because of his or her total or permanent disability (as defined in the 1994 Plan), or (iv) 90 days after the termination of the optionee's service if the termination does not fall within one of the preceding circumstances.

     . Death of Optionee. If an optionee's service terminates due to the optionee's death, the optionee (or the executors or administrators of the optionee's estate or the person who acquires the right to exercise the option by bequest or inheritance) generally may exercise the option, to the extent it was vested on the date of termination, within three years from the date of the optionee's death (but in no event later than the expiration of the term of such option as set forth in the option agreement).

     . Nontransferability of Options. Options granted under the 1994 Plan are generally not transferable other than by beneficiary designation, will or the laws of descent and distribution, and may be exercised during the optionee's lifetime only by the optionee.

     . Other Provisions. The stock option agreement may contain other terms, provisions and conditions not inconsistent with the 1994 Plan as may be determined by the Administrator.

Change of Control

     With respect to any unexpired option that is granted on or after February 1, 2001, and notwithstanding any contrary provision of the 1994 Plan or any stock option agreement, upon a change of control (as defined in the 1994 Plan), the optionee shall be entitled to immediate 100% vesting of such option.

Adjustments of Shares

     In the event of a subdivision of the outstanding Class A Common Stock, a stock dividend, a cash dividend in an amount that has a material effect on the price of shares of Class A Common Stock, a combination or consolidation (by reclassification or otherwise) into a lesser number of shares of Class A Common Stock, a spinoff or a similar occurrence, the Administrator shall make appropriate adjustments in one or more of the number of options available for future grants under the 1994 Plan, the number of shares of Class A Common Stock covered by each outstanding option or the exercise price under each outstanding option.

     In the event that McClatchy is a party to a merger or other reorganization, outstanding options shall be subject to the agreement of merger or reorganization, which may provide for the assumption of outstanding options by the surviving corporation or its parent, for the continuation of outstanding options by McClatchy if McClatchy is the surviving corporation, or for settlement in cash.

Amendment and Termination of the 1994 Plan

     The Board of Directors may amend, suspend or terminate the 1994 Plan at any time and for any reason. Shareholder approval shall not be required for any such amendment to the 1994 Plan, except as may be required by applicable law or regulation. No such action by the Board of Directors or shareholders shall affect any option previously granted under the 1994 Plan. Unless terminated earlier, the 1994 Plan shall terminate on January 25, 2004.

Federal Income Tax Consequences

     The following discussion summarizes certain U.S. federal income tax considerations for persons receiving options under the 1994 Plan and certain tax effects on McClatchy, based upon the provisions of the Code, current regulations and administrative rulings of the Internal Revenue Service, or IRS, each as in effect on the date of this Proxy Statement. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of the 1994 Plan or of options granted under the 1994 Plan:

     . Incentive Stock Options. An optionee who is granted an incentive stock option does not recognize taxable income at the time the option is granted or upon its exercise, although the exercise is an adjustment item for alternative minimum tax purposes and may subject the optionee to alternative minimum tax. Upon a disposition of the shares more than two years after the grant of the option and one year after its exercise, any gain or loss is treated as a long-term capital gain or loss and may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income. If these holding periods are not satisfied, the optionee recognizes ordinary income at the time of disposition equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income is treated as long-term or short-term capital gain or loss, depending on the holding period. Unless limited by Section 162(m) of the Code, McClatchy is entitled to a deduction in the same amount as the ordinary income recognized by the optionee.

     . Nonstatutory Stock Options. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the then fair market value of the shares over the exercise price. Any taxable income recognized in connection with an option exercise by an employee of McClatchy is subject to tax withholding by McClatchy. Unless limited by Section 162(m) of the Code, McClatchy is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

Option Information

          Including the 1,500,000 share increase approved by the Board of Directors on January 23, 2001, a total of 3,312,500 shares of Class A Common Stock have been reserved for issuance since the 1994 Plan's inception. As of March 19, 2001, 356,134 shares have been issued upon the exercise of options, options to purchase up to 1,145,339 shares have been issued and are currently outstanding and 1,811,026 shares remain available for future grant under the 1994 Plan.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" THE
 APPROVAL AND RATIFICATION OF THE AMENDED AND RESTATED 1994 STOCK OPTION PLAN.

       APPROVAL AND RATIFICATION OF THE 2001 DIRECTOR STOCK OPTION PLAN
                             (Proposal 3 on Proxy)

          On January 23, 2001, the Board of Directors of McClatchy adopted the 2001 Director Option Plan, or the 2001 Director Plan, subject to the approval of McClatchy's shareholders. The 2001 Director Plan is intended to replace McClatchy's 1990 Director Option Plan, which has expired by its terms. The Board of Directors has reserved a maximum of 500,000 shares of Class A Common Stock for issuance under the 2001 Director Plan.

          The following is a summary description of the 2001 Director Plan, under which no options have yet been granted. The 2001 Director Plan is attached as Appendix C to this proxy statement.

                       SUMMARY OF THE 2001 DIRECTOR PLAN

Purpose

          The purpose of the 2001 Director Plan is to attract and retain best available personnel for service as Directors who are not employees of McClatchy, each a Non-Employee Director, to provide additional incentive to the Non-Employee Directors to serve as directors, and to encourage their continued service on the Board of Directors.

Shares Subject to the 2001 Director Plan

          The Board of Directors has reserved a maximum of 500,000 shares of Class A Common Stock for issuance under the 2001 Director Plan. The shares may be authorized, but unissued, or reacquired shares of Class A Common Stock.

Administration

          The 2001 Director Plan provides that all grants of options to Non-Employee Directors shall be automatic and nondiscretionary and shall be made strictly in accordance with the provisions of the 2001 Director Plan, except that the Board of Directors has the authority to adjust the size of the Annual Option (as defined below) as it deems appropriate in light of the circumstances. Each Non-Employee Director shall be automatically granted an option to purchase 2,500 shares of Class A Common Stock, or an Annual Option, on the date of McClatchy's annual meeting of shareholders each year provided that he or she is then a Non-Employee Director.

Eligibility

          Options may be granted only to Non-Employee Directors under the 2001 Director Plan. Currently, the Board of Directors consists of 14 directors of whom 12 are Non-Employee Directors.

Terms and Conditions of Options

     Each option is evidenced by an option agreement between McClatchy and the optionee and is subject to the following additional terms and conditions:

     . Exercise Price. The exercise price of options granted under the 2001 Director Plan is 100% of the fair market value per share of the Class A Common Stock on the date of grant.

     . Exercise of Option. An Annual Option granted under the 2001 Director Plan becomes exercisable as to 25% of the shares of Class A Common Stock subject to the Annual Option on the March 1 following its date of grant and 25% of the shares subject to the Annual Option shall vest on each March 1 thereafter, provided that the optionee continues to serve as a Director on such dates. Notwithstanding the foregoing vesting provisions, if an optionee's service as a Director terminates due to death, disability (as defined in the 2001 Director Plan) or retirement after reaching the age of 65, then 100% of the shares subject to each outstanding option granted hereunder to such optionee shall immediately vest and become exercisable. No options granted under the 2001 Director Plan shall be exercisable until shareholder approval of the 2001 Director Plan (as described in the 2001 Director
          Plan) has been obtained. An option may not be exercised for a fraction of a share of Class A Common Stock. An option shall be exercisable by giving written notice to McClatchy (as described in the 2001 Director
          Plan) accompanied by payment in full for such shares.

     . Forms of Consideration. The consideration to be paid for the shares issued upon exercise of an option by an optionee may consist of cash, check, other shares of Class A Common Stock of McClatchy (with some restrictions), cashless exercises, or any combination of thereof.

     . Term of Option. The term of any option shall be 10 years from the date of grant. No option may be exercised after the expiration of its term.

     . Termination of Directorship. If an optionee's status as a director terminates for any reason (other than upon the optionee's death, disability or retirement after the age of 65), the optionee may exercise his or her option, but only within 90 days following the date of such termination and only to the extent that the optionee was entitled to exercise such option on the date of such termination. If the optionee's status as a Director terminates as a result of optionee retiring after attaining the age of 65, the optionee may exercise his or her option, but only within three years following the date of such termination and only to the extent that the optionee was entitled to exercise such option on the date of such termination. If the optionee's status as a Director terminates as a result of disabiltiy or death of optionee, the optionee (or, in the case of death, the executors or administrators of the optionee's estate or a person who acquired the right to exercise the option by bequest, inheritance or beneficiary designation) may exercise his or her option, but only within three years following the date of such termination and only to the extent that the optionee was entitled to exercise such option on the date of such termination.

     . Nontransferability of Options. Options granted under the 2001 Director Plan are not transferable other than by will or the laws of descent or distribution and may be exercised during the optionee's lifetime only by the optionee.

     . Other Provisions. The director option agreement may contain other terms, provisions and conditions not inconsistent with the 2001 Director Plan as may be determined by the Board of Directors.

Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale

     In the event that the number of issued shares of Class A Common Stock of McClatchy increases or decreases as a result of a stock split, reverse stock split, stock dividend, combination or reclassification of Class A Common Stock or any other increase or decrease in the number of issued shares of Class A Common Stock effected without receipt of consideration by McClatchy (with some restrictions), appropriate adjustments shall be made in the number of shares covered by each outstanding option, the number of shares which have been authorized for issuance under the 2001 Director Plan but as to which no options have yet been granted or which have been returned to the 2001 Director Plan upon cancellation or expiration of an option, the price per share covered by each such outstanding option, and the number of shares issuable pursuant to the automatic grant provisions under the 2001 Director Plan.

          In the event of a proposed dissolution or liquidation of McClatchy, any unexercised options will terminate prior to the consummation of such proposed action.

          In the event of a change of control (as defined in the 2001 Director
Plan), all unexpired options shall become fully vested and exercisable. Options may be assumed or equivalent options substituted for by the successor corporation or they may be settled for cash. If following such assumption or substitution an optionee's status as a director terminates, the option shall remain exercisable in accordance with the provisions of the 2001 Director Plan. If the successor corporation does not agree to assume or substitute for the option or the option is not settled for in cash, the Board of Directors shall notify the optionee at least 30 days from the date of such notice, and upon the expiration of such period, the option will terminate.

Amendment and Termination of the 2001 Director Plan

          The Board of Directors may at any time amend, alter, suspend or discontinue the 2001 Director Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any optionee under any grant, without his or her consent. However, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, McClatchy shall obtain shareholder approval for any amendment to the 2001 Director Plan. Unless terminated earlier, the 2001 Director Plan shall terminate ten years from the date of its approval by the Board of Directors.

Federal Income Tax Consequences

          The following discussion summarizes certain U.S. federal income tax considerations for directors receiving options under the 2001 Director Plan and certain tax effects on McClatchy, based upon the provisions of the Code, current regulations and existing administrative rulings of the IRS, each as in effect on the date of this Proxy Statement. However, the summary is not intended to be a complete discussion of all the federal income tax consequences of the plan or of options granted under the 2001 Director Plan.

          Nonstatutory Stock Options. Options granted under the 2001 Director Plan shall be nonstatutory stock options and do not qualify as incentive stock options under Section 422 of the Code. An optionee does not recognize any taxable income at the time he or she is granted a nonstatutory stock option. Upon exercise, the optionee recognizes taxable income generally measured by the excess of the fair market value on the date of exercise for the shares exercised over the exercise price. McClatchy is entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Upon a disposition of such shares by the optionee, any difference between the sale price and the optionee's exercise price, to the extent not recognized as taxable income as provided above, is treated as long-term or short-term capital gain or loss, depending on the holding period. Net capital gains on shares held more than 12 months may be taxed at a maximum federal rate of 20%. Capital losses are allowed in full against capital gains and up to $3,000 against other income.

    THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" APPROVAL AND
        RATIFICATION OF THE ADOPTION OF THE 2001 DIRECTOR OPTION PLAN.

                     RATIFICATION OF INDEPENDENT AUDITORS
                             (Proposal 4 on Proxy)

          The Board of Directors has appointed, subject to ratification by the shareholders, Deloitte & Touche LLP as independent auditors for the fiscal year ending December 30, 2001. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they desire. They will also be available to respond to appropriate questions.

Fees billed to McClatchy by Deloitte & Touche LLP during Fiscal 2000

          Audit Fees. The aggregate fees billed to McClatchy by Deloitte & Touche LLP during McClatchy's 2000 fiscal year for the audit of McClatchy's annual financial statements and for the review of the financial statements included in McClatchy's quarterly reports on Form 10-Q totaled $455,440.

          Financial Information Systems Design and Implementation Fees. McClatchy did not engage Deloitte & Touche LLP to provide advice to McClatchy regarding financial information systems design and implementation during the fiscal year ended December 31, 2000.

          All Other Fees. The aggregate fees billed to McClatchy by Deloitte & Touche LLP for services rendered to McClatchy during its 2000 fiscal year, other than the services described above under "Audit Fees," totaled $203,521.

          Ratification of this item requires an affirmative vote of a majority of the aggregate voting power of the shares of Class A and Class B Common Stock present or represented at the meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" RATIFICATION OF DELOITTE & TOUCHE
                   LLP AS McCLATCHY'S INDEPENDENT AUDITORS.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          SEC regulations require McClatchy to identify the names of persons who failed to file or filed late a report required under Section 16 of the Securities Exchange Act of 1934, or the Exchange Act. Generally, the reporting regulations under Section 16 require directors, executive officers and greater than 10% shareholders to report changes in beneficial ownership of McClatchy's Class A Common Stock. To McClatchy's knowledge, based upon a review of the copies of such reports furnished to McClatchy and written representations that no other reports were required, during the year ended December 31, 2000, none of the directors, executive officers and beneficial owners of greater than 10% of McClatchy's Class A Common Stock failed to file on a timely basis the forms required by Section 16(a) of the Exchange Act.

                                 OTHER MATTERS

          The Board of Directors does not know of any business to be presented at the annual meeting other than the matters set forth above, but if other matters properly come before the meeting your proxy holders will vote on the matters in accordance with their best judgment.

               SHAREHOLDER PROPOSALS FOR THE 2002 ANNUAL MEETING

          Proposals of shareholders to be presented at McClatchy's annual meeting of shareholders in 2002 must be received at the Corporate Secretary's office, 2100 Q Street, Sacramento, California 95816, no later than November 25, 2001 to be considered for inclusion in the proxy statement and proxy for that meeting. The deadline for submitting a shareholder proposal that is to be considered at, but not to be included in the proxy statement for the annual meeting of shareholders to be held in 2002 is February 8, 2002.

                                    By Order of the Board of Directors.

                                    /s/ Karole Morgan-Prager
                                    -----------------------------------------
                                    Karole Morgan-Prager, Corporate Secretary

March 30, 2001

                                   APPENDIX A
                                   ----------

                                AUDIT COMMITTEE
                                ---------------

Created as a permanent committee of the Board of Directors by Board Resolution on June 22, 1988.

Charter:

I.   Purpose

     The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its oversight responsibilities by reviewing financial reports and other financial information of the Company; the Company's system of internal controls regarding finance, accounting, legal compliance and ethics that management and the Board have established; and the Company's auditing, accounting and financial reporting processes generally.

     In meeting its responsibilities, the Audit Committee is expected to:

     1. Serve as an independent and objective party to monitor the Company's financial reporting process and internal control system.

     2. Review and appraise the audit efforts of the Company's internal auditing department and independent accountants, who are ultimately accountable to the Board of Directors and the Audit Committee.

     3. Provide an open avenue of communication among the independent accountants, financial and senior management, the internal auditing department and the Board of Directors.

II.  Composition

     The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, free from any relationship that, in the opinion of the Board, would interfere with the exercise of his or her independent judgment as a member of the Committee. All members of the Committee shall have a working familiarity with basic finance and accounting practices, and a least one member of the Committee shall have accounting or related financial management expertise, as determined by the Board.

     The members of the Committee shall be elected by the Board at the annual organizational meeting of the Board or until their successors shall be duly elected and qualified. Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by majority vote of the Committee membership.

III. Meetings

     The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the director of internal auditing department and the independent accountants in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately.

IV.  Responsibilities and Duties

     To fulfill its responsibilities and duties, the Audit Committee shall:

     1. Provide an open avenue of communication between the internal auditors, the independent accountants and the Board of Directors.

     2.   Review and update this Charter periodically, as conditions dictate.

     3. Recommend to the Board of Directors the independent accountants to be nominated, approve the compensation of the independent accountants, and review and recommend the discharge, if necessary, of the independent accountants.

     4. Confirm and assure the independence of the internal auditor and the independent accountants.

     5. Obtain a formal written statement from the independent accountants delineating all relationships between the Company and the independent accountants and review with the outside accountants all such disclosed relationships

     6. Inquire of management, the director of internal auditing and the independent accountants about significant risks or exposures and assess the steps management has taken to minimize such risks to the Company.

     7. Consider, in consultation with the independent accountant and the director of internal auditing, the audit scope and plan of the internal auditors and the independent accountant.

     8. Review with the director of internal auditing and the independent accountant the coordination of audit effort to assure completeness of coverage, reduction of redundant efforts, and the effective use of audit resources.

     9. Consider and review with the independent accountants and the director of internal auditing:

          (a) The adequacy of the Company's internal controls including information system controls and security.

          (b) Any related significant findings and recommendations of the independent accountants and internal auditing together with management's responses to those findings and recommendations.

     10. Review with management and the independent accountants at the completion of the annual examination:

          (a)  The Company's annual financial statements and related footnotes.

          (b) The independent accountants' audit of the financial statements and report thereon.

          (c) Any significant changes required in the independent accountants' audit plan.

          (d) Any serious difficulties or disputes with management encountered during the course of the audit.

          (e) Other matters related to the conduct of the audit which are communicated to the Committee under generally accepted auditing standards.

     11. Consider and review with management and the director of internal auditing:

          (a) Significant findings during the year and management's responses to those findings.

          (b) Any difficulties encountered in the course of the internal audits, including any restrictions on the scope of their work or access to required information.

          (c) Any changes required in the planned scope of the internal audit plan.

          (d)  The internal auditing department charter.

          (e) Internal auditing's compliance with The International Internal Auditors' Standards for the Professional Practice of Internal Auditing.

     12. Review annual SEC filings and other published documents containing the Company's financial statements and consider whether the information contained in these documents is consistent with the information contained in the financial statements.

     13. Review policies and procedures with respect to the officers' expense accounts and perquisites, including their use of corporate assets, and consider the results of any review of these areas by the internal audit department or the independent accountants.

     14. Review legal and regulatory matters that may have a material impact on the financial statements, Company compliance policies and programs and reports received from regulators.

     15. Meet with the director of internal auditing, the independent accountants and management in separate executive sessions to discuss any matters that the Committee or these groups believe should be discussed privately with the Audit Committee.

     16. Establish, review and update periodically a Code of Conduct and ensure that management has established a system to enforce this Code.

     17. Conduct or authorize investigations into any matters within the Audit Committee's scope of responsibilities. The Audit Committee shall be empowered to retain independent counsel, accountants, or others to assist in the conduct of any investigation.

     18. Report Committee actions to the Board of Directors with such recommendations as the Committee may deem appropriate.

     19. Perform such other functions as assigned by law, the Company's charter or bylaws or the Board of Directors.

                                   APPENDIX B
                                   ----------

                             THE McCLATCHY COMPANY
                             ---------------------
                  AMENDED AND RESTATED 1994 STOCK OPTION PLAN
                  -------------------------------------------
                          (effective February 1, 2001)

SECTION 1.  ESTABLISHMENT AND PURPOSE.
            -------------------------

          The Plan was established in 1994 to offer selected employees of the Company or of a Subsidiary an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by purchasing Shares of the Company's Class A Common Stock. The Plan provides for the grant of Options to purchase Shares, which may include Nonstatutory Options as well as ISOs intended to qualify under section 422 of the Code. Effective as of February 1, 2001, the Plan is amended and restated as set forth herein.

SECTION 2.  DEFINITIONS.
            -----------

          (a)  "Board" shall mean the Board of Directors of the Company, as
                -----
constituted from time to time.

          (b)  "Code" shall mean the Internal Revenue Code of 1986, as amended.
                ----

          (c)  "Committee" shall mean a committee appointed by the Board, as
                ---------
described in Section 3(a); provided, however, grants of Options to Employees who are nonemployee Directors shall be made by the full Board which shall act as the Committee for that purpose.

          (d)  "Company" shall mean The McClatchy Company, a Delaware
                -------
corporation.

          (e)  "Employee" shall mean (i) any individual who is an employee
                --------
(within the meaning of section 3401(c) of the Code and the regulations thereunder) of the Company or a Subsidiary and (ii) directors of the Company, including nonemployee directors.

          (f)  "Exercise Price" shall mean the amount for which one Share may be
                --------------
purchased upon exercise of an Option, as specified by the Committee in the applicable Stock Option Agreement.

          (g)  "Fair Market Value" shall mean the market price of a Share,
                -----------------
determined by the Committee as follows:

               (i) If the Share was traded on a stock exchange on the date in question, then the Fair Market Value shall be equal to the closing price reported by the applicable composite-transactions report for such date;

               (ii) If the Share was traded over-the-counter on the date in question and was traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the last-transaction price quoted for such date by the Nasdaq system or the Nasdaq National Market;

               (iii) If the Share was traded over-the-counter on the date in question but was not traded on the Nasdaq system or the Nasdaq National Market, then the Fair Market Value shall be equal to the mean between the last reported representative bid and asked prices quoted for such date by the principal automated inter-dealer quotation system on which Stock is quoted or, if the Stock is not quoted on any such system, by the "Pink Sheets" published by the National Quotation Bureau, Inc.; and

               (iv) If none of the foregoing provisions is applicable, then the Fair Market Value shall be determined by the Committee in good faith on such basis as it deems appropriate.

          (h)  "ISO" shall mean an employee incentive stock option described in
                ---
section 422(b) of the Code.

          (i)  "Nonstatutory Option" shall mean a stock option not described in
                -------------------
sections 422 or 423 of the Code.

          (j)  "Option" shall mean an ISO or Nonstatutory Option granted under
                ------
the Plan and entitling the holder to purchase Shares.

          (k)  "Optionee" shall mean an individual who holds an Option.
                --------

          (l)  "Plan" shall mean The McClatchy Company Amended and Restated 1994
                ----
Stock Option Plan, as it may be amended.

          (m)  "Service" shall mean service as an Employee.
                -------

          (n)  "Share" shall mean one share of Stock, as adjusted in accordance
                -----
with Section 8 (if applicable).

          (o)  "Stock" shall mean the Class A Common Stock of the Company.
                -----

          (p)  "Stock Option Agreement" shall mean the agreement between the
                ----------------------
Company and an Optionee which contains the terms, conditions and restrictions pertaining to his or her Option.

          (q)  "Subsidiary" shall mean any corporation, if the Company and/or
                ----------
one or more other Subsidiaries own not less than 50 percent of the total combined voting power of all classes of outstanding stock of such corporation. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          (r)  "Total and Permanent Disability" shall mean that the Optionee is
                ------------------------------
unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted, or can be expected to last, for a continuous period of not less than twelve months or which can be expected to result in death.

SECTION 3.  ADMINISTRATION.
            --------------

          (a)  Committee Membership. The Plan shall be administered by the
               --------------------
Committee which shall consist of not less than two directors appointed by the Board each of whom shall satisfy the requirements of Rule 16b-3, as amended of the Securities Exchange Act of 1934, as amended and (b) such requirements as the Internal Revenue service may establish for outside directors acting under plans intended to qualify for exemption under section 162(m)(4)(C) of the Code.

          (b)  Committee Procedures. The Board shall designate one of the
               --------------------
members of the Committee as chairman. The Committee may hold meetings at such times and places as it shall determine. The acts of a majority of the Committee members present at meetings at which a quorum exists, or acts reduced to or approved in writing by all Committee members, shall be valid acts of the Committee.

          (c)  Committee Responsibilities. Subject to the provisions of the
               --------------------------
Plan, the Committee shall have full authority and discretion to take the following actions:

               (i)   To interpret the Plan and to apply its provisions;

               (ii) To adopt, amend or rescind rules, procedures and forms relating to the Plan;

               (iii) To authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan;

               (iv)  To determine when Options are to be granted under the Plan;

               (v)   To select the Optionees;

               (vi) To determine the number of Shares to be made subject to each Option;

               (vii) To prescribe the terms and conditions of each Option, including (without limitation) the Exercise Price, to determine whether such Option is to be classified as an ISO or as a Nonstatutory Option, to specify the provisions of the Stock Option Agreement relating to such Option, and to determine whether an Option should be settled under Section 7(c) and the form of settlement;

               (viii) To amend any outstanding Stock Option Agreement, subject to applicable legal restrictions and to the consent of the Optionee who entered into such agreement; and

               (ix) To take any other actions deemed necessary or advisable for the administration of the Plan.

          All decisions, interpretations and other actions of the Committee shall be final and binding on all Optionees and all persons deriving their rights from an Optionee. No member of the Committee shall be liable for any action that he or she has taken or has failed to take in good faith with respect to the Plan or any Option.

SECTION 4.     ELIGIBILITY.
               -----------

          (a)  General Rule. Only Employees shall be eligible for designation as
               ------------
Optionees by the Committee.

          (b)  Ten-Percent Shareholders. An Employee who owns more than 10
               ------------------------
percent of the total combined voting power of all classes of outstanding stock of the Company or any of its Subsidiaries shall not be eligible for the grant of an ISO unless (i) the Exercise Price under such ISO is at least 110 percent of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant.

          (c)  Attribution Rules.  For purposes of Subsection (b) above, in
               -----------------
determining stock ownership, an Employee shall be deemed to own the stock owned, directly or indirectly, by or for his brothers, sisters, spouse, ancestors and lineal descendants. Stock owned, directly or indirectly, by or for a corporation, partnership, estate or trust shall be deemed to be owned proportionately by or for its shareholders, partners or beneficiaries. Stock with respect to which such Employee holds an option shall not be counted.

          (d)  Outstanding Stock. For purposes of Subsection (b) above,
               -----------------
"outstanding stock" shall include all stock actually issued and outstanding at the time of the grant of the ISO to the Optionee. "Outstanding stock" shall not include treasury shares or shares authorized for issuance under outstanding options held by the Optionee or by any other person.

SECTION 5.     STOCK SUBJECT TO PLAN.
               ---------------------

          (a)  Basic Limitation. Shares offered under the Plan shall be
               ----------------
authorized but unissued Shares or treasury Shares. The aggregate number of Shares which may be issued under the Plan shall not exceed 3,312,500 Shares, subject to adjustment pursuant to Section 8. The number of Shares which are subject to Options at any time under the Plan shall not exceed the number of Shares which then remain available for issuance under the Plan. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirements of the Plan.

          (b)  Additional Shares. In the event that any outstanding Option for
               -----------------
any reason expires or is canceled or otherwise terminated (except as provided in Section 7(c)), the Shares allocable to the unexercised portion of such Option shall again be available for the purposes of the Plan.

SECTION 6.     TERMS AND CONDITIONS OF OPTIONS.
               -------------------------------

          (a)  Stock Option Agreement. Each grant of an Option under the Plan
               ----------------------
shall be evidenced by a Stock Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Committee deems appropriate for inclusion in a Stock Option Agreement. The provisions of the various Stock Option Agreements entered into under the Plan need not be identical.

          (b)  Number of Shares. Each Stock Option Agreement shall specify the
               ----------------
number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 8. Options granted to any Optionee in a single calendar year shall in no event cover more than 187,500 Shares, subject to adjustment in accordance with Section 8. The Stock Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

          (c)  Exercise Price. Each Stock Option Agreement shall specify the
               --------------
Exercise Price. The Exercise Price of an Option shall not be less than 100 percent of the Fair Market Value of a Share on the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Exercise Price under any Option shall be determined by the Committee at its sole discretion. The Exercise Price shall be payable in accordance with Section 7.

          (d)  Exercisability and Term. Each Stock Option Agreement shall
               -----------------------
specify the date when all or any installment of the Option is to become exercisable. The Stock Option Agreement shall also specify the term of the Option. The term shall not exceed 10 years from the date of grant, except as otherwise provided in Section 4(b). Subject to the preceding sentence, the Committee at its sole discretion shall determine when all or any part of an Option is to become exercisable and when such Option is to expire.

          (e)  Nontransferability. During an Optionee's lifetime, and unless his
               ------------------
or her Stock Option Agreement otherwise provides, his or her Option(s) shall be exercisable only by him or her and shall not be transferable. In the event of an Optionee's death, his or her nontransferable Option(s) shall not be transferable other than by beneficiary designation, will or by the laws of descent and distribution.

          (f)  Termination of Service (Except by Death). If an Optionee's
               ----------------------------------------
Service terminates for any reason other than death, then his or her Option(s) shall expire on the earliest of the following occasions:

               (i) The expiration date determined pursuant to Subsection (d) above;

               (ii) The date three years after the termination of the Optionee's Service, if the termination occurs on or after the earliest date when he or she is eligible for early or normal retirement under the Restated Retirement Plan for Employees of McClatchy Newspapers;

               (iii) The date three years after the termination of the Optionee's Service, if the termination occurs because of his or her Total and Permanent Disability; or

               (iv) The date 90 days after the termination of the Optionee's Service, if the termination is not described in Paragraphs (ii) or (iii) above.

          Notwithstanding the above, the Committee may agree to alternative expiration periods in any applicable Stock Option Agreement, so long as such alternative periods do not exceed 10 years from the date of grant as set forth in Subsection (d) above. The Optionee may exercise all or part of his or her Option(s) at any time before the expiration of such Option(s) under the preceding sentence, but only to the extent that such Option(s) had become exercisable before his or her service terminated or became exercisable as a result of the termination. The balance of such Option(s) shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of his or her Service but before the expiration of his or her Option(s), all or part of such Option(s) may be exercised (prior to expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from him or her by bequest or inheritance, but only to the extent that such Option(s) had become exercisable before his or her Service terminated or became exercisable as a result of the termination.

          (g)  Leaves of Absence. For purposes of Subsection (f) above, Service
               -----------------
shall be deemed to continue while the Optionee is on military leave, sick leave or other bona fide leave of absence (as determined by the Committee). The foregoing notwithstanding, in the case of an ISO granted under the Plan, Service shall not be deemed to continue beyond the first 90 days of such leave, unless the Optionee's reemployment rights are guaranteed by statute or by contract.

          (h)  Death of Optionee. If an Optionee dies while he or she is in
               -----------------
service, then his or her Option(s) shall expire on the earlier of the following dates:

               (i) The expiration date determined pursuant to Subsection (d) above; or
               (ii) The date three years after his or her death.

All or part of the Optionee's Option(s) may be exercised at any time before the expiration of such Option(s) under the preceding sentence by the executors or administrators of his or her estate or any person who has acquired such Option(s) directly from him or her by bequest or inheritance.

          (i)  No Rights as a Stockholder. An Optionee, or a transferee of an
               --------------------------
Optionee, shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of the issuance of a stock certificate for such Shares. No adjustment shall be made except as provided in
Section 8.

          (j)  Modification, Extension and Renewal of Options. Within the
               ----------------------------------------------
limitations of the Plan, the Committee may modify, extend or renew outstanding Options or may accept the cancellation of outstanding Options (to the extent not previously exercised) for the granting of new Options in substitution therefor. The foregoing notwithstanding, no modification of an Option shall, without the consent of the Optionee, impair his or her rights or increase his or her obligations under such Option.

          (k)  Restrictions on Transfer of Shares. Any Shares issued upon
               ----------------------------------
exercise of an Option shall be subject to such special rights of repurchase, rights of first refusal and other transfer restrictions as the Committee may determine. Such restrictions shall be set forth in the applicable Stock Option Agreement and shall apply in addition to any general restrictions that may apply to all holders of Shares.

          (l)  Change of Control.  With respect to any unexpired Option that is
               -----------------
granted on or after February 1, 2001, and notwithstanding any contrary provision of the Plan or of any Stock Option Agreement, upon a "Change of Control," an Optionee shall be entitled to immediate 100% vesting of such Option.

               "Change of Control" means (i) the sale, lease, conveyance or other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any "person" or group of persons (other than any member of the McClatchy family or any entity or group controlled by one or more members of the McClatchy family) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board, or (v) the occurrence of a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, or any similar successor rule.

SECTION 7.     PAYMENT FOR SHARES.
               ------------------

      (a)      General Rule. The entire Exercise Price of Shares issued under
               ------------
the Plan shall be payable in cash at the time when such Shares are purchased, except as follows:

     (b)       Surrender of Stock. To the extent that the Stock Option Agreement
               ------------------
so provides, payment may be made with Shares which have already been owned by the Optionee for more than 12 months and which are surrendered to the Company in good form for transfer. Such Shares shall be valued at their Fair Market Value on the date when the new Shares are purchased under the Plan.

     (c)       Settlement in Cash and/or Shares. To the extent that the Stock
               --------------------------------
Option Agreement so provides, the Committee shall have the authority, in its sole discretion, to settle all or any part of an exercisable Option or installment of any Option by offering payment in Shares or in cash, or in any combination of Shares and cash, in exchange for the surrender of that Option, installment or partial installment of the Option by the Optionee. The amount offered by the Committee shall not exceed the difference between the Exercise Price of the Option and the Fair Market Value of the Shares on the date of the offer. In no event shall Options be settled under this Subsection (c) if the Fair Market Value of the Shares subject to the cancelled Options does not exceed the Exercise Price of such Options. Options shall not be settled for cash under this Subsection (c) unless they have been outstanding for not less than six months. Shares as to which Options have been settled shall not be available for further Option grants under the Plan.

     (d)       Cashless Exercises.  Payment may be made all or in part by
               ------------------
delivery (on a form prescribed by the Committee) of an irrevocable direction to a securities broker to sell Shares and to deliver all or part of the sale proceeds to the Company in payment of the aggregate Exercise Price.

SECTION 8.     ADJUSTMENT OF SHARES.
               --------------------

     (a)       General. In the event of a subdivision of the outstanding Stock,
               -------
a declaration of a dividend payable in Shares, a declaration of a dividend payable in cash in an amount that has a material effect on the price of Shares, a combination or consolidation of the outstanding Stock (by reclassification or otherwise) into a lesser number of Shares, a spinoff or a similar occurrence, the Committee shall make appropriate adjustments in one or more of (i) the number of Options available for future grants under Section 5, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

     (b)       Reorganizations.  In the event that the Company is a party to a
               ---------------
merger or other reorganization, outstanding Options shall be subject to the agreement of merger or reorganization. Such agreement may provide, without limitation, for the assumption of outstanding Options by the surviving corporation or its parent, for their continuation by the Company (if the Company is a surviving corporation) or for settlement in cash.

     (c)       Reservation of Rights.  Except as provided in this Section 8, an
               ---------------------
Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class. Any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 9.     LEGAL REQUIREMENTS.
               ------------------

     Shares shall not be issued under the Plan unless the issuance and delivery of such Shares complies with (or is exempt from) all applicable requirements of law, including (without limitation) the Securities Act of 1933, as amended, the rules and regulations promulgated thereunder, state securities laws and regulations, and the regulations of any stock exchange on which the Company's securities may then be listed.

SECTION 10.    NO EMPLOYMENT RIGHTS.
               --------------------

No provision of the Plan, nor any Option granted under the Plan, shall be construed as giving any person the right to become or to be treated as an Employee or to remain an Employee. The Company and its Subsidiaries reserve the right to terminate any person's Service at any time and for any reason.

SECTION 11.    DURATION AND AMENDMENTS.
               -----------------------

     (a)       Term of the Plan. The Plan, as set forth herein, shall become
               ----------------
effective on February 1, 1998, subject to approval of the Company's shareholders. In the event that the Company's Shareholders fail to approve the Plan before February 1, 1999, any Option grants from the increased number of available Shares made prior to such date shall be null and void, and no such additional Option grants shall be made after such date. The Plan shall terminate automatically on January 25, 2004, and may be terminated on any earlier date pursuant to Subsection (b) below.

     (b)       Right to Amend or Terminate the Plan. The Board may amend,
               ------------------------------------
suspend or terminate the Plan at any time and for any reason. Shareholder approval shall not be required for any amendment of the Plan, except as may be required by applicable law or regulation.

     (c)       Effect of Amendment or Termination. No Shares shall be issued or
               ----------------------------------
sold under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

SECTION 12.    WITHHOLDING TAXES.
               -----------------

     To the extent required by applicable federal, state, local or foreign law, the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any withholding tax obligations that arise by reason of such payment or distribution. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

SECTION 13.    EXECUTION.
               ---------

     To record the adoption of the Plan by the Board on January 21, 1998, as amended and restated effective February 1, 1998 and February 1, 2001, the Company has caused its authorized officer to execute the same.

                                    THE McCLATCHY COMPANY

                                    By:  /s/ Karole Morgan-Prager
                                         ------------------------
                                         Karole Morgan-Prager
                                         Vice President and Corporate Secretary

                                   APPENDIX C
                                   ----------

                             THE McCLATCHY COMPANY

                           2001 DIRECTOR OPTION PLAN

     1.   Purposes of the Plan.  The purposes of this 2001 Director Option
          --------------------
Plan are to attract and retain the best available personnel for service as Non-employee Directors (as defined herein) of the Company, to provide additional incentive to the Non-employee Directors of the Company to serve as Directors, and to encourage their continued service on the Board.

          All Options granted hereunder shall be nonstatutory stock options.

     2.   Definitions.  As used herein, the following definitions shall apply:
          -----------

          (a)  "Board" means the Board of Directors of the Company.
                -----

          (b)  "Change of Control" means (i) the sale, lease, conveyance or
                -----------------
other disposition of all or substantially all of the Company's assets to any "person" (as such term is used in Section 13(d) of the Securities Exchange Act of 1934, as amended), entity or group of persons acting in concert; (ii) any "person" or group of persons (other than any member of the McClatchy/Maloney family or any entity or group controlled by one or more members of the McClatchy/Maloney family) becoming the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing 50% or more of the total voting power represented by the Company's then outstanding voting securities; (iii) a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or its controlling entity) at least 50% of the total voting power represented by the voting securities of the Company or such surviving entity (or its controlling entity) outstanding immediately after such merger or consolidation; (iv) a contest for the election or removal of members of the Board that results in the removal from the Board of at least 50% of the incumbent members of the Board, or
(v) the occurrence of a "Rule 13e-3 transaction" as such term is defined in Rule 13e-3 promulgated under the Securities Exchange Act of 1934, as amended, or any similar successor rule.

          (c)  "Code" means the Internal Revenue Code of 1986, as amended.
                ----

          (d)  "Common Stock" means the Class A Common Stock of the Company.
                ------------

          (e)  "Company" means The McClatchy Company., a Delaware corporation.
                -------

          (f)  "Director" means a member of the Board.
                --------

          (g)  "Disability" means that an Optionee is unable to engage in any
                ----------
substantial gainful activity by reason of any medically determinable physical or mental impairment which has lasted, or can be expected to last, for a continuous period of not less than six (6) months or which can be expected to result in death.

          (h)  "Employee" means any person, including officers and Directors,
                --------
employed by the Company or any Parent or Subsidiary of the Company. The payment of a Director's fee by the Company shall not be sufficient in and of itself to constitute "employment" by the Company.

          (i)  "Exchange Act" means the Securities Exchange Act of 1934, as
                ------------
amended.
          (j)  "Fair Market Value" means, as of any date, the value of Common
                -----------------
Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Board deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Board.

          (k)  "Non-employee Director" means a Director who is not an Employee.
                ---------------------

          (l)  "Option" means a stock option granted pursuant to the Plan.
                ------

          (m)  "Optioned Stock" means the Common Stock subject to an Option.
                --------------

          (n)  "Optionee" means a Director who holds an Option.
                --------

          (o)  "Parent" means a "parent corporation," whether now or hereafter
                ------
existing, as defined in Section 424(e) of the Code.

          (p)  "Plan" means this 2001 Director Option Plan.
                ----

          (q)  "Share" means a share of the Common Stock, as adjusted in
                -----
accordance with Section 10 of the Plan.

          (r)  "Subsidiary" means a "subsidiary corporation," whether now or
                ----------
hereafter existing, as defined in Section 424(f) of the Internal Revenue Code of 1986.

     3.   Stock Subject to the Plan.  Subject to the provisions of Section 10 of
          -------------------------
the Plan, the maximum aggregate number of Shares which may be optioned and sold under the Plan is 500,000 Shares (the "Pool"). The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option expires or becomes unexercisable without having been exercised in full, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). Shares that have actually been issued under the Plan shall not be returned to the Plan and shall not become available for future distribution under the Plan.

     4.   Administration and Grants of Options under the Plan.
          ---------------------------------------------------

          (a)  Procedure for Grants.  All grants of Options to Non-employee
               --------------------
Directors under this Plan shall be automatic and nondiscretionary and shall be made strictly in accordance with the following provisions; provided, however, that the Board shall have the authority to adjust the size of the Annual Option (defined below) as it deems appropriate in light of all surrounding circumstances:

               (i) No person shall have any discretion to select which Non-employee Directors shall be granted Options.

               (ii) Each Non-employee Director shall be automatically granted an Option to purchase 2,500 Shares (an "Annual Option") on the date of the Company's annual stockholder meeting each year.

               (iii) Notwithstanding the provisions of subsections (ii) and
(iii) hereof, any exercise of an Option granted before the Company has obtained shareholder approval of the Plan in accordance with Section 16 hereof shall be conditioned upon obtaining such shareholder approval of the Plan in accordance with Section 16 hereof.

               (iv) The terms of an Annual Option granted hereunder shall be as follows:

                     (A) the term of the Annual Option shall be ten (10) years.

                     (B) the Annual Option shall be exercisable only while the Non-employee Director remains a Director of the Company, except as set forth in Sections 8 and 10 hereof.

                     (C) the exercise price per Share shall be 100% of the Fair Market Value per Share on the date of grant of the Annual Option.

                     (D) subject to Section 10 hereof, the Annual Option shall become exercisable as to 25% of the Shares subject to the Annual Option on the March 1 following its date of grant and 25% of the Shares subject to the Annual Option shall vest on each March 1 thereafter, provided that the Optionee continues to serve as a Director on such dates.

               (v) Notwithstanding the foregoing vesting provisions, if an Optionee's service as a Director terminates due to death, Disability or retirement after attaining the age of 65, then 100% of the shares subject to each outstanding Option granted hereunder to such Optionee shall immediately vest and become exercisable.

               (vi) In the event that any Option granted under the Plan would cause the number of Shares subject to outstanding Options plus the number of Shares previously purchased under Options to exceed the Pool, then the remaining Shares available for Option grant shall be granted under Options to the Non-employee Directors on a pro rata basis. No further grants shall be made until such time, if any, as additional Shares become available for grant under the Plan through action of the Board or the shareholders to increase the number of Shares which may be issued under the Plan or through cancellation or expiration of Options previously granted hereunder.

     5.   Eligibility.  Options may be granted only to Non-employee Directors.
          -----------
All Options shall be automatically granted in accordance with the terms set forth in Section 4 hereof.

          The Plan shall not confer upon any Optionee any right with respect to continuation of service as a Director or nomination to serve as a Director, nor shall it interfere in any way with any rights which the Director or the Company may have to terminate the Director's relationship with the Company at any time.

     6.   Term of Plan.  The Plan shall become effective upon the earlier to
          ------------
occur of its adoption by the Board or its approval by the shareholders of the Company as described in Section 16 of the Plan. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 11 of the Plan.

     7.   Form of Consideration.  The consideration to be paid for the Shares
          ---------------------
to be issued upon exercise of an Option, including the method of payment, shall consist of (i) cash, (ii) check, (iii) other shares which (x) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than twelve (12) months on the date of surrender, and (y) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised, (iv) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (v) any combination of the foregoing methods of payment.

     8.   Exercise of Option.
          ------------------

          (a)  Procedure for Exercise; Rights as a Shareholder. Any Option
               -----------------------------------------------
granted hereunder shall be exercisable at such times as are set forth in Section 4 hereof; provided, however, that no Options shall be exercisable until shareholder approval of the Plan in accordance with Section 16 hereof has been obtained.

               An Option may not be exercised for a fraction of a Share.

               An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may consist of any consideration and method of payment allowable under Section 7 of the Plan. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. A share certificate for the number of Shares so acquired shall be issued to the Optionee as soon as practicable after exercise of the Option. No adjustment shall be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Plan.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (b)  Termination of Continuous Status as a Director. Subject to
               ----------------------------------------------
Section 10 hereof, in the event an Optionee's status as a Director terminates (other than upon the Optionee's death, Disability or retirement after the age of 65), the Optionee may exercise his or her Option, but only within ninety (90) days following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of such termination, and to the extent that the Optionee does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (c)  Retirement. In the event Optionee's status as a Director
               ----------
terminates as a result of Optionee retiring after attaining the age of 65, the Optionee may exercise his or her Option, but only within three years following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (d)  Disability of Optionee. In the event Optionee's status as a
               ----------------------
Director terminates as a result of Disability, the Optionee may exercise his or her Option, but only within three years following the date of such termination, and only to the extent that the Optionee was entitled to exercise it on the date of such termination (but in no event later than the expiration of its ten (10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of termination, or if he or she does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

          (e)  Death of Optionee. In the event of an Optionee's death, the
               -----------------
executors or administrators of the Optionee's estate or a person who acquired the right to exercise the Option by bequest, inheritance or beneficiary designation may exercise the Option, but only within three years following the date of death, and only to the extent that the Optionee was entitled to exercise it on the date of death (but in no event later than the expiration of its ten
(10) year term). To the extent that the Optionee was not entitled to exercise an Option on the date of death, and to the extent that the Optionee's estate or a person who acquired the right to exercise such Option does not exercise such Option (to the extent otherwise so entitled) within the time specified herein, the Option shall terminate.

               In the event that an Optionee dies after the termination of his or her status as a Director as provided in Sections 8(b), (c) and (d), but before the expiration of his or her Option(s), all or part of such Option(s) may be exercised (prior to the expiration) by the executors or administrators of the Optionee's estate or by any person who has acquired such Option(s) directly from him or her by bequest, inheritance or beneficiary designation under the Plan, but only to the extent that such Option(s) had become exercisable before his or her service as a Director terminated or became exercisable as a result of the termination.

          9.   Non-Transferability of Options.  The Option may not be sold,
               ------------------------------
pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee.

          10.  Adjustments Upon Changes in Capitalization, Dissolution, Merger
               ---------------------------------------------------------------
or Asset Sale.
-------------

               (a)  Changes in Capitalization. Subject to any required action by
                    -------------------------
the shareholders of the Company, the number of Shares covered by each outstanding Option, the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the price per Share covered by each such outstanding Option, and the number of Shares issuable pursuant to the automatic grant provisions of Section 4 hereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to an Option.

               (b)  Dissolution or Liquidation. In the event of the proposed
                    --------------------------
dissolution or liquidation of the Company, to the extent that an Option has not been previously exercised, it shall terminate immediately prior to the consummation of such proposed action.

               (c)  Change of Control. In the event of a Change of Control, all
                    -----------------
outstanding and unexpired Options shall become fully vested and exercisable, including as to Shares for which it would not otherwise be exercisable.

               Outstanding Options may be assumed or equivalent options may be substituted by the successor corporation or a Parent or Subsidiary thereof (the "Successor Corporation") or they may be settled for cash. If an Option is assumed or substituted for, the Option or equivalent option shall continue to be exercisable as provided in Section 4 hereof for so long as the Optionee serves as a Director or a director of the Successor Corporation. Following such assumption or substitution, if the Optionee's status as a Director or director of the Successor Corporation, as applicable, is terminated, the Option or option shall remain exercisable in accordance with Sections 8(b) through (e) above. If the Successor Corporation does not assume an outstanding Option or substitute for it an equivalent option or the Option is not settled for cash, the Board shall notify the Optionee at least thirty (30) days from the date of such notice, and upon the expiration of such period the Option shall terminate.

               For the purposes of this Section 10(c), an Option shall be considered assumed if, following the Change of Control, the Option confers the right to purchase or receive, for each Share of Optioned Stock immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares). If such consideration received in the Change of Control is not solely common stock of the Successor Corporation or its Parent, the Board may, with the consent of the Successor Corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock, to be solely common stock of the Successor Corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

          11.  Amendment and Termination of the Plan.
               -------------------------------------

          (a)  Amendment and Termination. The Board may at any time amend,
               -------------------------
alter, suspend, or discontinue the Plan, but no amendment, alteration, suspension, or discontinuation shall be made which would impair the rights of any Optionee under any grant theretofore made, without his or her consent. In addition, to the extent necessary and desirable to comply with any applicable law, regulation or stock exchange rule, the Company shall obtain shareholder approval of any Plan amendment in such a manner and to such a degree as required.

          (b)  Effect of Amendment or Termination. Any such amendment or
               ----------------------------------
termination of the Plan shall not affect Options already granted and such Options shall remain in full force and effect as if this Plan had not been amended or terminated.

     12.  Time of Granting Options. The date of grant of an Option shall, for
          ------------------------
all purposes, be the date determined in accordance with Section 4 hereof.

     13.  Conditions Upon Issuance of Shares.  Shares shall not be issued
          ----------------------------------
pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, state securities laws, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     14.  Reservation of Shares.  The Company, during the term of this Plan,
          ---------------------
will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     15.  Option Agreement.  Options shall be evidenced by written option
          ----------------
agreements in such form as the Board shall approve.

     16.  Shareholder Approval.  The Plan shall be subject to approval by the
          --------------------
shareholders of the Company within twelve (12) months after the date the Plan is adopted. Such shareholder approval shall be obtained in the degree and manner required under applicable state and federal law and any stock exchange rules.

                             THE McCLATCHY COMPANY

                             CLASS B COMMON PROXY

                   Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 16, 2001.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class B Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held of May 16, 2001, or any postponement or adjournment thereof.

This proxy when properly executed will be voted as directed by the undersigned shareholder. If no such directions are made, this proxy will be voted FOR the election of directors and FOR items 2, 3, and 4.

---------------------------------------------
COMMENTS/ADDRESS CHANGE: PLEASE MARK COMMENT/
ADDRESS CHANGE ON REVERSE SIDE



                                                (Continued and to be dated and
                                                 signed, on other side)
--------------------------------------------------------------------------------
                            . FOLD AND DETACH HERE .

                                                                Please mark
                                                                your votes as
                                                                indicated in
                                                                this example [X]


1. To elect directors to serve until the next Annual Meeting of Shareholders and until their successors are elected or chosen

        FOR all nominees                WITHHOLD             Nominees: Elizabeth Ballantine, Leroy Barnes, Jr., S. Donley Ritchey,
      listed to the right               AUTHORITY                      Maggie Wilderotter
    (except as marked to the    (to vote for all nominees
           contrary)                listed at right)         (INSTRUCTION: To withhold authority to vote for any individual nominee
              [_]                          [_]               write the nominee's name below)

2. Approval and ratification of the Amended and Restated 1994 Stock Option Plan.

             FOR          AGAINST       ABSTAIN
             [_]            [_]           [_]

3. Approval and ratification of the 2001 Director Option Plan.      4. Ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors for 2001.

             FOR          AGAINST       ABSTAIN                                             FOR     AGAINST    ABSTAIN
             [_]            [_]           [_]                                               [_]       [_]        [_]

5. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.

                                                    I PLAN TO ATTEND MEETING [_]

                    COMMENTS/ADDRESS CHANGE Please mark the box if you have written comments/address change on the reverse side.[_]


                    Please sign exactly as name appears on your stock certificate. When shares are held by joint tenants, both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                    Dated_________________________________2001

                    ______________________________________
                    Signature

                    ______________________________________
                    Signature if held jointly

                    PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
-------------------------------------------------------------------------------
                            .FOLD AND DETACH HERE.



                             THE McCLATCHY COMPANY



                     YOUR VOTE IS IMPORTANT TO THE COMPANY



                     PLEASE SIGN AND RETURN YOUR PROXY BY
                   TEARING OFF THE TOP PORTION OF THIS SHEET
            AND RETURNING IT IN THE ENCLOSED POSTAGE-PAID ENVELOPE

                             THE McCLATCHY COMPANY

                             CLASS B COMMON PROXY

                   Proxy Solicited by the Board of Directors for the Annual Meeting of Shareholders to be held on May 16, 2001.

The undersigned hereby appoints Gary Pruitt and Karole Morgan-Prager, or either of them, as Proxies, each with the power to appoint his or her substitute, and hereby authorizes either of them to represent and to vote, as designated herein, all the shares of the Class B Common Stock of The McClatchy Company that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on May 16, 2001, or any postponement or adjournment thereof.

This proxy when properly executed will be voted as directed by the undersigned shareholder. If no such directions are made, this proxy will be voted FOR the election of directors and FOR items 2, 3, and 4.


---------------------------------------
COMMENTS/ADDRESS CHANGE PLEASE MARK
COMMENT/ADDRESS CHANGE ON REVERSE SIDE



                                         (Continued and to be dated and signed,
                                          on other side)

                           . FOLD AND DETACH HERE .